EXHIBIT 10.1

                                  POST-PETITION
                                CREDIT AGREEMENT



                          Dated as of February 11, 2004






                                  by and among






                               AVADO BRANDS, INC.,
                              and its Subsidiaries
                                  as Borrowers,






           THE FINANCIAL INSTITUTIONS AND OTHER LENDERS NAMED HEREIN,
                                   as Lenders,




                          DDJ CAPITAL MANAGEMENT, LLC,
                  as Administrative Agent and Collateral Agent,



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                                TABLE OF CONTENTS


                                                                           Page


Article I - Definitions; Certain Terms........................................2
         Section 1.01.      Definitions.......................................2
         Section 1.02.      Terms Generally..................................23
         Section 1.03.      Accounting and Other Terms.......................23
         Section 1.04.      Time References..................................23

Article II - The Loans.......................................................24
         Section 2.01.      Loans............................................24
         Section 2.02.      Letter of Credit Accommodations..................27
         Section 2.03.      Promise to Pay; Evidence of Debt.................28
         Section 2.04.      Authorized Officers and Administrative Agent.....28
         Section 2.05.      Optional Conversion to Exit Facility.............29
         Section 2.06.      Priority; Liens..................................29

Article III - Payments and Other Compensation................................29
         Section 3.01.      Prepayments; Reductions in Commitments...........29
         Section 3.02.      Payments.........................................31
         Section 3.03.      Taxes............................................35
         Section 3.04.      Increased Capital................................37

Article IV - Interest and Fees...............................................38
         Section 4.01.      Interest on the Loans and Other Obligations......38
         Section 4.02.      Fees.............................................38

Article V - Conditions to Loans..............................................39
         Section 5.01.      Conditions Precedent to the Initial Loans........39
         Section 5.02.      Conditions Precedent to All Loans................42

Article VI - Representations and Warranties..................................42
         Section 6.01.      Representations and Warranties...................42

Article VII - Reporting Covenants............................................49
         Section 7.01.      Financial Statements.............................49
         Section 7.02.      Borrowing Base Certificate.......................51
         Section 7.03.      Other Financial Information......................51
         Section 7.04.      Notice of Events of Default and Material
                            Adverse Change...................................51
         Section 7.05.      Lawsuits.........................................52
         Section 7.06.      Insurance........................................52
         Section 7.07.      INTENTIONALLY OMITTED............................52
         Section 7.08.      INTENTIONALLY OMITTED............................52
         Section 7.09.      INTENTIONALLY OMITTED............................52
         Section 7.10.      INTENTIONALLY OMITTED............................52
         Section 7.11.      Other Information................................52

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Article VIII - Affirmative Covenants.........................................52
         Section 8.01.      Existence, etc...................................52
         Section 8.02.      Powers; Conduct of Business......................53
         Section 8.03.      Compliance with Laws, etc........................53
         Section 8.04.      Payment of Taxes.................................53
         Section 8.05.      Inspection of Property; Books and Records;
                            Discussions......................................53
         Section 8.06.      Tax Identification Numbers.......................53
         Section 8.07.      INTENTIONALLY OMITTED............................53
         Section 8.08.      Condemnation.....................................54
         Section 8.09.      Maintenance of Properties........................54
         Section 8.10.      Maintenance of Insurance.........................54
         Section 8.11.      Obtaining of Permits, Etc........................54
         Section 8.12.      Environmental....................................54
         Section 8.13.      Further Assurances...............................55
         Section 8.14.      Change in Collateral; Collateral Records.........55
         Section 8.15.      Landlord Waivers.................................55
         Section 8.16.      INTENTIONALLY OMITTED............................55
         Section 8.17.      Fiscal Year......................................56
         Section 8.18.      Credit Card Agreements...........................56
         Section 8.19.      Concentration Account Agreements.................56

Article IX - Negative Covenants..............................................56
         Section 9.01.      Liens, Sales of Accounts Receivable..............56
         Section 9.02.      Indebtedness.....................................56
         Section 9.03.      Fundamental Changes, Asset Sales, and
                            Acquisitions.....................................56
         Section 9.04.      Change in Nature of Business.....................57
         Section 9.05.      Investments......................................57
         Section 9.06.      Lease Obligations................................57
         Section 9.07.      INTENTIONALLY OMITTED............................57
         Section 9.08.      Payments of Certain Fees.........................57
         Section 9.09.      Federal Reserve Regulations......................58
         Section 9.10.      Transactions with Affiliates.....................58
         Section 9.11.      Limitations on Dividends and Other Payment
                            Restrictions Affecting Subsidiaries..............58
         Section 9.12.      Limitation on Issuance of Capital Stock..........58
         Section 9.13.      Modifications of Indebtedness, Organizational
                            Documents and Certain Other Agreements...........59
         Section 9.14.      Investment Company Act of 1940...................59
         Section 9.15.      Securities Accounts..............................59
         Section 9.16.      Environmental....................................59
         Section 9.17.      Certain Agreements...............................60
         Section 9.18.      Liquor License Subsidiaries......................60
         Section 9.19.      Non-Wholly Owned Subsidiaries....................60
         Section 9.20.      Dormant Subsidiaries.............................60

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Article X - Financial Covenants..............................................60
         Section 10.01.     Adjusted Total Operating Cash Flow...............60
         Section 10.02.     Total Non-Operating Disbursements................60
         Section 10.03.     Repairs/Capital Expenditures.....................61
         Section 10.04.     Certain Defined Terms for the Financial
                            Covenants........................................61

Article XI - Events of Default, Rights and Remedies..........................61
         Section 11.01.     Events of Default................................61

Article XII - Management, Collection and Status of Accounts Receivable
              and Other Collateral...........................................64
         Section 12.01.     Collection of Accounts Receivable; Management
                            of Collateral....................................64
         Section 12.02.     INTENTIONALLY OMITTED............................67
         Section 12.03.     Status of Accounts Receivable and Other
                            Collateral.......................................67
         Section 12.04.     Collateral Custodian.............................68

Article XIII - THE AGENTS....................................................68
         Section 13.01.     Appointment Powers and Immunities; Delegation
                            of Duties, Liability of Agents...................68
         Section 13.02.     Reliance by Agents...............................70
         Section 13.03.     Defaults.........................................70
         Section 13.04.     Rights as a Lender...............................71
         Section 13.05.     Costs and Expenses; Indemnification..............71
         Section 13.06.     Non-Reliance on Agents and Other Lenders.........72
         Section 13.07.     Failure to Act...................................73
         Section 13.08.     Resignation of Agent.............................73
         Section 13.09.     Collateral Sub-Agents............................73
         Section 13.10.     Communications by Borrowers......................74
         Section 13.11.     Collateral Matters...............................74
         Section 13.12.     Restrictions on Actions by Administrative
                            Agent and the Lenders; Sharing Payments..........75
         Section 13.13.     Several Obligations; No Liability................75

Article XIV - Miscellaneous..................................................76
         Section 14.01.     Notices, Etc.....................................76
         Section 14.02.     Amendments, Etc..................................77
         Section 14.03.     No Waiver; Remedies, Etc.........................78
         Section 14.04.     Expenses; Taxes, Attorneys' Fees.................78
         Section 14.05.     Right of Set-off, Sharing of Payments, Etc.......78
         Section 14.06.     Severability.....................................79
         Section 14.07.     Assignments and Participations...................79
         Section 14.08.     Counterparts.....................................80
         Section 14.09.     GOVERNING LAW....................................81
         Section 14.10.     INTENTIONALLY OMITTED............................81
         Section 14.11.     INTENTIONALLY OMITTED............................81
         Section 14.12.     Consent..........................................81
         Section 14.13.     Interpretation...................................81
         Section 14.14.     Reinstatement; Certain Payments..................81
         Section 14.15.     Indemnification..................................81
         Section 14.16.     Interest.........................................82
         Section 14.17.     Records..........................................83
         Section 14.18.     Binding Effect...................................83
         Section 14.19.     Confidentiality..................................83
         Section 14.20.     Power of Attorney................................84
         Section 14.21.     Integration......................................85
         Section 14.22.     Lender Advertising...............................85
         Section 14.23.     INTENTIONALLY OMITTED............................85
         Section 14.24.     Liability of Borrowers...........................85
         Section 14.25.     Reliance on Representations and Actions
                            of Avado.........................................85

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

                                  POST-PETITION
                                CREDIT AGREEMENT


     THIS CREDIT AGREEMENT (this "Agreement") is entered into as of February 11, 2004, among:

     (i) AVADO BRANDS, INC., a Georgia corporation ("Avado"), and each of the following Subsidiaries (as defined below) of Avado, CANYON CAFE LIMITED, INC., a Georgia corporation, CANYON CAFE OF TEXAS, LP, a Texas limited partnership, CANYON CAFE OPERATING CORP., a Georgia corporation, CANYON CAFE TX GENERAL, INC., a Georgia corporation, CYPRESS COAST CONSTRUCTION CORPORATION, a Florida corporation, DON PABLO'S HOLDING CORP., a Delaware corporation, DON PABLO'S LIMITED, INC., an Ohio corporation, DON PABLO'S OF TEXAS, LP, a Texas limited partnership, DON PABLO'S OPERATING CORP., an Ohio corporation, DON PABLO'S TX LIQUOR, INC., a Texas corporation, DON PABLOS OF BALTIMORE COUNTY, INC., a Maryland corporation, DON PABLOS OF HOWARD COUNTY, INC., a Maryland corporation, DON PABLOS OF PRINCE GEORGE'S COUNTY, INC., a Maryland corporation, HNEF AREA MANAGER II, LTD., a Florida limited partnership, HOPS GRILL & BAR, INC., a Florida corporation, HOPS MARKETING, INC., a Florida corporation, HOPS OF ALTAMONTE SPRINGS, LTD., a Florida limited partnership, Hops of Atlanta II, Ltd., a Florida limited partnership, HOPS OF ATLANTA, LTD., a Florida limited partnership, HOPS OF BOWLING GREEN, LTD., a Florida limited partnership, HOPS OF BOYNTON BEACH, LTD., a Florida limited partnership, HOPS OF BRADENTON, LTD., a Florida limited partnership, Hops of Cherry Creek, Ltd., a Florida limited partnership, Hops of Colorado Springs, Ltd., a Florida limited partnership, HOPS OF CORAL SPRINGS, LTD., a Florida limited partnership, HOPS OF FLORIDA MALL, LTD., a Florida limited partnership, HOPS OF GREATER BOSTON, LTD., a Florida limited partnership, HOPS OF GREATER DETROIT, LTD., a Florida limited partnership, HOPS OF GREATER ORLANDO II, LTD., a Florida limited partnership, HOPS OF GREATER ORLANDO, LTD., a Florida limited partnership, Hops of Idaho, Ltd., a Florida limited partnership, HOPS OF INDIANA, LTD., a Florida limited partnership, HOPS OF KANSAS, LTD., a Florida limited partnership, HOPS OF LAKELAND, LTD., a Florida limited partnership, Hops of Louisiana, Ltd., a
Florida limited partnership, Hops of Massachusetts, a Florida limited partnership, HOPS OF MATTHEWS, LTD., a Florida limited partnership, HOPS OF MISSOURI, LLC, a Florida limited liability company, HOPS OF OHIO, LTD., a Florida limited partnership, Hops of South Carolina II, Ltd., a Florida limited partnership, HOPS OF SOUTH CAROLINA, LTD., a Florida limited partnership, HOPS OF SOUTH FLORIDA, LTD., a Florida limited partnership, HOPS OF SOUTHEAST FLORIDA, LTD., a Florida limited partnership, HOPS OF SOUTHWEST FLORIDA, INC., a Florida corporation, HOPS OF SOUTHWEST FLORIDA, LTD., a Florida limited partnership, HOPS OF STUART, LTD., a Florida limited partnership, HOPS OF THE CAROLINAS II, LTD., a Florida limited partnership, HOPS OF THE CAROLINAS, LTD., a Florida limited partnership, HOPS OF THE GOLD COAST, LTD., a Florida limited partnership, HOPS OF THE OHIO VALLEY, INC., a Florida corporation, HOPS OF THE OHIO VALLEY, LTD., a Florida limited partnership, Hops of the Rockies II, Ltd., a Florida limited partnership, Hops of the Rockies, Ltd., a Florida limited partnership, SMAS, INC., a Texas corporation, THE HOPS NORTHEAST FLORIDA JOINT VENTURE NO. I, a Florida general partnership, THE HOPS NORTHEAST FLORIDA JOINT VENTURE NO. II, a Florida general partnership, THE HOPS NORTHEAST FLORIDA JOINT VENTURE NO. III, a Florida general partnership (collectively, with Avado, the "Borrowers", and each a "Borrower");

     (ii) each of the lenders that from time to time is a party hereto (such lenders, each individually a "Lender" and collectively, the "Lenders"); and

     (iii) DDJ CAPITAL MANAGEMENT, LLC ("DDJ"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, the "Administrative Agent"), and as collateral agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, the "Collateral Agent").

     WHEREAS, the Borrowers have filed the Chapter 11 Cases (as defined below) and the Lenders have agreed to provide a credit facility to the Borrowers to finance operations during the Chapter 11 Cases and for the other purposes specified herein;

     NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties agree as follows:

     Article I - Definitions; Certain Terms

     Section 1.01. Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account Receivable.

     "Account Receivable" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the UCC), and any and all "supporting obligations" (as that term is defined in the UCC) in respect thereof.

     "Acknowledgement Agreement" means that certain Acknowledgement Agreement dated as of the date hereof, entered into by and among each of the Borrowers' Subsidiaries and the Collateral Agent in form and substance satisfactory to the Collateral Agent.

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

     "Action" has the meaning ascribed to such term in Section 14.12.

     "Administrative Agent" has the meaning ascribed to such term in the introductory paragraph hereto.

     "Administrative Agent Account" means the account designated by the Administrative Agent into which the Borrowers shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

     "Affiliate" means, as applied to any specified Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote more than 10% of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Lender be considered an "Affiliate" of any Loan Party.

     "After Acquired Property" has the meaning set forth in Section 8.16.

     "Agents" means, collectively, the Administrative Agent and the Collateral Agent.

     "Agent-Related Persons" means the Administrative Agent and any successor agents thereto (in accordance with the terms of this Agreement), and the Collateral Agent and any successor agents thereto (in accordance with the terms of this Agreement), together with their respective Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Persons and their Affiliates.

     "Agreement" means this Post Petition Credit Agreement, together with all Exhibits and Schedules hereto, as such agreement may be amended, supplemented or otherwise modified from time to time.

     "Applicable Interest Rate" means (i) with respect to any Loan or other advance or amount other than a Loan the proceeds of which are used as described in clause (ii) of this definition, the greater of (a) the prime rate of interest (calculated daily as reported in The Wall Street Journal) plus 5.75 % per annum and (b) 9.75% per annum, and (ii) with respect to any Loans the proceeds of which are continuing to be used to cash collateralize any Approved Letter of Credit, the per annum rate of interest as calculated under the preceding clause
(i) less two percent (2%), which reduced rate shall not apply once the cash is used to reimburse any draw on an Approved Letter of Credit or otherwise expended.

     "Approved Budget" means as of the Closing Date the budget of the Borrowers substantially in the form of Exhibit A hereto projecting operations of the Borrowers for calendar year 2004 (the "Budget Period") and from time to time thereafter any subsequent budget of the Borrowers approved by the Administrative Agent pursuant to Section 7.01(d) and not superceded by a subsequently approved budget of the Borrowers.

     "Approved Letter of Credit" means each letter of credit to be issued by a bank chosen by Borrowers and approved by the Administrative Agent, the terms and conditions of which have been approved by the Administrative Agent in writing (such approval not to be unreasonably withheld).

     "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit B attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with Section 14.07.

     "Authorized Officer" means with respect to any Borrower, the chief executive officer, the controller, chief financial officer, vice president of financial compliance and reporting or chief accounting officer of such Borrowers.

     "Avado" has the meaning ascribed to such term in the introductory paragraph.

     "Availability" means, at any time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

     "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss.ss.. 101 et seq.), as amended from time to time, and any successor statute.

     "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Texas in Dallas, Texas.

     "Benefit Plan" means an employee pension benefit plan, excluding any Multiemployer Plan, which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code for which a Borrower or any of its Subsidiaries or any of their ERISA Affiliates has been an "employer" (as defined in Section 3(5) of ERISA) within the preceding six years or has any liability.

     "Borrowing" means a borrowing hereunder consisting of Loans made on the same Funding Date.

     "Borrower and Borrowers" have the meanings ascribed to such terms in the preamble hereto.

     "Borrowing Base" means the greater of (i) the amount expended to pay the Drawbridge Debt plus $15,500,000 or (ii) the amount shown on the Approved Budget as "Total Borrowing Needs", plus fifty percent (50%) of the amount by which the Borrowers' actual Cumulative Net Operating Cash Flow is greater than the amount of "Cumulative Net Operating Cash Flow" shown on the Approved Budget, and less fifty percent (50%) of the amount by which the Borrowers' actual Cumulative Net Operating Cash Flow is less than the amount of "Cumulative Net Operating Cash Flow" shown on the Approved Budget for the period commencing on the Petition Date through the date of measurement, less the amount of the Drawbridge Debt then outstanding; provided, however prior to the entry of a Final Order the Borrowing Base shall not exceed the amount set forth in clause (i) of this definition.

     "Borrowing Base Certificate" means a certificate, substantially in the form of Exhibit C attached hereto and made a part hereof, signed by an Authorized Officer of Avado.

     "Budget Period" has the meaning set forth in the definition of Approved Budget.

     "Business Day" means a day, which is not a Saturday or a Sunday or a legal holiday on which the New York Stock Exchange is open and on which banks are not required or permitted by law or other governmental action to close in New York, New York.

     "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures paid or payable by such Person and its Subsidiaries during such period that, in accordance with GAAP, are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person, excluding in each case, all expenditures made in connection with the repair, replacement or restoration of a Restaurant which is the subject of the loss, destruction, or taking by condemnation, to the extent permitted by Section 3.01(b)(iii).

     "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

     "Carve-Out Expenses" means the aggregate amount of expenses having priority ahead of the super priority of, and Liens securing, the Obligations for (i) professional fees and disbursements incurred or accrued by the Borrowers, any statutory committees appointed in the Chapter 11 Cases and AP Services LLC paid after the occurrence and during the continuation of an Event of Default (regardless of whether incurred prior to or subsequent to an Event of Default), in each case, as allowed by the Bankruptcy Court (including any holdbacks imposed by the Bankruptcy Court), and (ii) fees payable to the United States Trustee pursuant to 28 U.S.C. ss.1930, in an aggregate amount under clauses (i) and (ii) not to exceed $2,000,000; provided that the maximum amount of the Carve-Out Expenses shall be irrevocably reduced by the amount of fees and other expenses included in the Carve-Out Expenses that the Borrowers, or any of them, pay (unless such fees are paid from Funded Reserves) if an Event of Default has occurred and is continuing.

     "Change of Control" means each occurrence of any of the following:

     1. during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Avado (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Borrowers was approved by a vote of the majority of the directors of Borrowers then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Avado excluding any individuals who resign;

     2. a change in the chief executive officer of Avado, unless replaced by a chief executive officer reasonably acceptable to the Administrative Agent.

     "Chapter 11 Cases" shall mean, collectively, the proceedings commenced by the Borrowers under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court.

     "Closing Date" means the first date practicable following the entry of the Interim Order, on which all of the conditions precedent set forth in Sections
5.01 and 5.02 have been satisfied (or waived by the Administrative Agent).

     "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Obligations.

     "Collateral   Agent"  has  the  meaning   ascribed  to  such  term  in  the
introductory paragraph hereto.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance and condemnation proceeds, cash proceeds of sales and other voluntary or involuntary dispositions of property, rental proceeds, and tax refunds).

     "Commission" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "Commitment" means, with respect to any Lender, the obligation of such Lender to make the Loans pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became (or becomes) a Lender, as such may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; "Commitments" means the aggregate principal amount of the Commitments of all the Lenders.

     "Commitment Termination Date" means the date that is the earliest to occur of (i) the first anniversary of the Closing Date, (ii) the effective date of a joint plan of reorganization in the Chapter 11 Cases for substantially all the Borrowers or the effective date of a plan of reorganization for Avado, (iii) the date the Commitment is terminated in connection with an Event of Default pursuant to Section 11.01, (iv) if no budget has been approved pursuant to
Section 7.01(d),the thirtieth (30th) day following the expiration of the Approved Budget, (v) the date of any determination to proceed with the sale or liquidation of any of the Borrowers without the consent of the Lenders other than pursuant to a sale or a plan that pays the Obligations in full in cash and terminates the Commitment, or (vi) the date designated by Avado on behalf of the Borrowers in a notice to the Administrative Agent as the date on which the Borrowers intend to voluntarily terminate the Commitments pursuant to Section 3.01(a)(ii) and pay the Obligations in full.

     "Concentration Account Agreements" has the meaning ascribed to such term in
Section 12.01(a).

     "Concentration Accounts" has the meaning ascribed to such term in Section 12.01(a).

     "Concentration Account Bank" means Royal Bank of Canada, or such other bank or financial institution that is selected by the Borrowers and that is reasonably acceptable to each Agent.

     "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

     "Contractual Obligation" means, as applied to any Person, any provision of any securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "Control Agreement" means, with respect to a Securities Account or a Deposit Account, an agreement, in form and substance satisfactory to the Collateral Agent, which effectively gives "control" (as defined in the UCC) to the Collateral Agent in such Securities Account and all investment property contained therein or Deposit Account and all funds contained therein, as the case may be.

     "Convertible Debentures" means those certain 7% Convertible Subordinated Debentures due March 1, 2027 originally issued by Apple South, Inc., a Georgia corporation, as predecessor-in-interest to Avado.

     "Credit Card Agreements" means those certain agreements, dated as of the date hereof, by and among the Administrative Agent, Avado and the applicable credit card merchant, in form and substance satisfactory to the Agents.

     "Cumulative Net Operating Cash Flow" means "Net Operating Cash Flow" as shown as a line item on the Approved Budget from the first Business Day of the Borrowers' fiscal month through such date of measurement.

     "Cure   Loans"  has  the   meaning   ascribed   to  such  term  in  Section
3.02(c)(iv)(C).

     "DDJ" has the meaning ascribed to such term in the introductory paragraph hereto.

     "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

     "Default Rate" has the meaning ascribed to such term in Section 4.01(c).

     "Delinquent Property Taxes" means the aggregate amount of sales and property taxes that are past due or otherwise delinquent for periods after the Petition Date.

     "Deposit Account" means a "deposit account" as that term is defined in the UCC.

     "Disbursement Account" means the accounts identified on Schedule 1.01(A) which the Borrowers will use to make disbursements after the Petition Date and into which the Administrative Agent shall make the Loans.

     "Disposition" means any transaction, or series of related transactions, pursuant to which any Borrower or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding (i) any sales of Inventory in the ordinary course of business on ordinary business terms, (ii) sales or other dispositions of Permitted Investments identified in clauses (i) through (vii) in the definition of "Permitted Investments", and (iii) closings of Restaurants owned or operated by any Borrower or any of its Subsidiaries, to the extent that such closings do not involve the transfer or other disposition of the Restaurant or the assets owned and/or operated by the Borrowers or the applicable Subsidiary in connection with such Restaurant.

     "Dollar", "Dollars" and the symbol "$" each means lawful money of the United States of America.

     "Dormant Subsidiaries" means Avado Holding Corp., a Delaware corporation, Avado Operating Corp., a Georgia corporation, and Avado SCP VIII, Inc., an Oregon corporation.

     "Drawbridge" means Drawbridge Special Opportunities Fund LP.

     "Drawbridge Credit Agreement" means the Third Amended and Restated Credit Agreement, dated as of March 21, 2003, by and among Avado, the Lenders signatory hereto, Drawbridge and Hilco Capital LP.

     "Drawbridge Debt" means the Indebtedness and other Obligations of the Borrowers and their Subsidiaries to repay principal and to pay interest under the Drawbridge Credit Agreement and the other "Loan Documents" (as defined in the Drawbridge Credit Agreement) and fees, costs, expenses, and other amounts in connection therewith in an aggregate amount (including principal, interest, fees, costs, expenses and all other amounts) not to exceed $30,000,000.

     "Drawbridge Interest" means interest as provided under the Drawbridge Credit Agreement.

     "Drawbridge Termination Date" has the meaning set forth in Section 8.18.

     "Effect of Bankruptcy" means, with respect to any Contractual Obligation, contract or agreement to which any Borrower is party any default or other legal consequence arising solely on account of filing the Chapter 11 Cases (including the application of the automatic stay) rejecting of any such Contractual Obligation, contract or agreement with the Bankruptcy Court's approval.

     "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of any Borrower or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by any Borrower or any of its Subsidiaries or any predecessor in interest.

     "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.ss.. 9601, et seq.), the Hazardous
Materials Transportation Act (49 U.S.C.ss.ss.. 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901, et seq.), the Federal Clean Water Act (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.ss.2601 et seq. and the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.) as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

     "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by any Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by any Borrower or any of its Subsidiaries.

     "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

     "Equipment" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA"  means the Employee  Retirement  Income  Security  Act of 1974,  as
amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

     "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

     "Event of Default" means any of the occurrences set forth in Section 11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.

     "Excluded Subsidiaries" means, individually and collectively, the Liquor License Subsidiaries, the Dormant Subsidiaries and any Subsidiary that is not a Borrower.

     "Existing Affiliate Advances" means all Indebtedness evidencing loans to Affiliates, employees and officers of Avado, made prior to the Petition Date.

     "Facility" means the post-petition credit facility provided under this Agreement.

     "Federal Reserve Board" means the Board of the Federal Reserve System or any Governmental Authority succeeding to its functions.

     "FFCA Master Lease" means that certain Master Lease Agreement dated as of October 19, 2000 by and between SPV and Hops.

     "Final  Order"  means  an  order  of  the  Bankruptcy   Court  finally  and
unconditionally approving this Agreement and the transactions contemplated hereby substantially in the form of the Interim Order with such changes as are satisfactory to the Administrative Agent.

     "Financing Order" means, as the context requires, the Interim Order or the Final Order.

     "Fiscal Year" means the fiscal year of each Borrower and its Subsidiaries which shall be the 52/53 week period ending on the Sunday closest to December 31 of each year.

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting any Borrower or any of its Subsidiaries before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their respective properties.

     "Former Administrative Agent" means Hilco Capital LP.

     "Former Collateral Agent" means Drawbridge Special Opportunities Fund LP.

     "Funding Date" means the date of the funding of a Loan.

     "Funded Reserves" means an account designated by the Borrowers in writing to the Administrative Agent containing funds for payment of professional and other fees and disbursements of the kind that are included in Carve-Out Expenses.

     "GAAP" means generally accepted accounting principles in effect from time to time in the United States; provided that for the purpose of this Agreement and the definitions used herein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements; provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any material respect the calculation of any financial covenant contained in Article X, the Administrative Agent, and Avado on behalf of itself and the other Borrowers, shall negotiate in good faith amendment to such financial covenant and any other provision of this Agreement that relates to the calculation of such financial covenant with the intent of having the respective positions of the Lenders and the Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Article X shall be calculated as if no such change in GAAP has occurred.

     "Governing Documents" means, (a) with respect to any corporation, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation, (ii) the by-laws (or the equivalent governing documents) of the corporation and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock; and (b) with respect to any general partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership and (ii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; and (c) with respect to any limited partnership, (i) the partnership agreement (or the equivalent organizational documents) of such partnership, (ii) a certificate of limited partnership (or the equivalent organizational documents) and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of the partnership interests; and (d) with respect to any limited liability company, (i) the certificate of limited liability (or equivalent filings) of such limited liability company, (ii) the operating agreement (or the equivalent organizational documents) of such limited liability company, and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any of such company's membership interests.

     "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

     "Hedging Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into by the Borrowers, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Avado or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

     "Highest Lawful Rate" means with respect to any Agent or any Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to such Agent or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

     "Hops" means Hops Grill & Bar, Inc., a Florida corporation.

     "Hops Marks" means any trade names, trademarks, service marks and other commercial symbols and applications related to the operation of "Hops Restaurant Bar & Brewery" Restaurants on the realty which is the subject of the Sale-Leaseback Agreement.

     "Hops Marks License" means the License Agreement, dated as of even date with the Sale-Leaseback Agreement, between Avado, as licensor, and SPV, as licensee, concerning the licensing of the Hops Marks to SPV, together with all schedules and exhibits thereto, and any modifications or amendments thereof.

     "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business irrespective of when paid);
(iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or other similar instruments upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) all obligations referred to in clauses (i) through (viii) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

     "Indemnified  Matters"  has the  meaning  ascribed  to such term in Section
14.15.

     "Indemnitees" has the meaning ascribed to such term in Section 14.15.

     "Interest Accrual Period" means a one month period.

     "Interest Rate Determination Date" means, for each Interest Accrual Period, the second Business Day immediately preceding the first day of such Interest Accrual Period.

     "Intercompany Advance" means loans made in the ordinary course of business from (i) any Borrower to its Subsidiaries, (ii) any Borrower to a Subsidiary of another Borrower, (iii) any Borrower's Subsidiary to any Borrower, (iv) any Borrower's Subsidiary to the Subsidiary of another Borrower, and (v) any Borrower to any Borrower.

     "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by each Borrower, each of its Subsidiaries, and the Collateral Agent, the form and substance of which is reasonably satisfactory to the Collateral Agent.

     "Interim Order" means an order by the Bankruptcy Court initially approving this Agreement and the transactions contemplated hereby substantially in the form of Exhibit D hereto (with such changes as may be approved by the Administrative Agent) which is entered on or before February 10, 2004.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

     "Inventory" means, with respect to any Person, all of such Person's now owned and/or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale and/or lease or to be furnished under a contract of service, goods that are leased by such Person as lessor, goods that are furnished by such Person under a contract of service, and raw materials, work in process, and/or materials used and/or consumed in such Person's business.

     "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any direct or indirect loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of any property or assets by such Person other than in the ordinary course of its business.

     "IRS" means the Internal Revenue Service or any successor federal tax Governmental Authority.

     "Lease" means any lease of real property to which any Borrower or any of its Subsidiaries is a party as lessor or lessee.

     "Lease Guaranties" means those certain guaranties executed and delivered by any Borrower or any of its Subsidiaries on account of indebtedness or other obligations of any Person other than the Borrowers or any of their Subsidiaries in connection with one or more real property leases (other than the Leases), including without limitation the guaranties described on Schedule 1.01(B) hereto.

     "Lender" and "Lenders" have the respective meanings ascribed to such term in the preamble to this Agreement, and shall include any other Person made a party to this Agreement as a "Lender" in accordance with the provisions hereof.

     "Lender-Related Persons" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of such Lender and such Lender's Affiliates.

     "Letter of Credit Documentation" means, with respect to a letter of credit, the application therefor and the reimbursement agreement therefor (whether in a single or several documents, taken together) entered into by any Borrower and the issuer or such letter of credit, with such modifications thereto as may be agreed upon by the parties thereto with the consent of the Administrative Agent.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any Property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to section 9-505 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

     "Liquor License Subsidiaries" means, individually and collectively, Don Pablo's TX Liquor, Inc., Don Pablos of Baltimore County, Inc., a Maryland corporation, Don Pablos of Howard County, Inc., a Maryland corporation, Don Pablos of Prince George's County, Inc., a Maryland corporation, Hops of Baltimore County, LLC, a Florida limited liability company, and SMAS, Inc., a Texas corporation, each of which does not own any material assets or property other than a liquor license.

     "Loan" has the meaning ascribed to such term in section 2.01(a).

     "Loan Account" means an account maintained hereunder by Administrative Agent on its books of account, at Administrative Agent's office and with respect to the Borrowers, in which the Borrowers will be charged, jointly and severally, with all loans made to, and all other Obligations incurred by, the Borrowers.

     "Loan Documents" means this Agreement, the Notes, the Concentration Account Agreements, the Credit Card Agreements, and all other agreements, instruments and all documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan executed by the Borrowers, or any of them, in connection with this Agreement.

     "Loan Parties" means the Borrowers.

     "Material Adverse Change" means, except for the filing of the Cases and the retraction or modification of trade terms by vendors as a result of events leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code, the occurrence of any material adverse change on any of (i) the operations, performance, business, assets, properties, or condition (financial or otherwise) of the Borrowers, taken as a whole, since January 23, 2004, (ii) the ability of any Borrower to perform its obligations under the Loan Documents or (iii) the ability of the Agents and the Lenders to enforce the Loans or any of the Loan Documents.

     "Material Contract" means each contract or agreement to which a Borrower or any of its Subsidiaries is a party which is material to the business, operations, condition (financial or otherwise), or performance, of any Borrower and its Subsidiaries, taken as a whole, but excluding all contracts evidencing the ownership or lease of any Restaurant, other than (i) such contracts or agreements with respect to which the net present value of all consideration payable by or to the Borrower or any of its Subsidiaries under such contract, as of the date thereof, exceeds $10,000,000, including the contracts listed on
Schedule 1.01(C), and (ii) any replacement or renewal contract that is similar in all material respects to the contract that such replacement or renewal contract is replacing or renewing.

     "Maturity Date" means the same date as the Commitment Termination Date or such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

     "Maximum Revolving Credit Amount" means at any particular time, an amount equal to the lesser of (a) the Commitments at such time and (b) the Borrowing Base at such time.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which any Borrower or any of its Subsidiaries or any of their ERISA Affiliates has contributed to, or has been obligated to contribute to, at any time during the preceding six years, or has liability.

     "Net Cash Proceeds" means, (i) with respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom, only (A) the principal amount of any Indebtedness secured by any Permitted Lien on any asset that is the subject of the Disposition (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred by such Person or such Affiliate in connection therewith, (C) transfer taxes paid by such Person or such Affiliate in connection therewith and (D) a provision for net income taxes, whether paid or payable, in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

     "Non Pro Rata Loan" has the meaning ascribed to such term in Section 3.02(c)(iv).

     "Non-Wholly Owned Subsidiaries" means, individually and collectively, Hops of Rhode Island, LLC, a Rhode Island limited liability company, Hops of Connecticut, Ltd., a Florida limited partnership, Hops of Minnesota, Ltd., a
Florida limited partnership, Hops of Virginia, Ltd., a Florida limited partnership, Hops of Virginia II, Ltd., a Florida limited partnership, Hops of Baltimore County, LLC, a Florida limited liability company, and any other Subsidiary of Avado which is not a Wholly Owned Subsidiary of Avado, a Liquor License Subsidiary or a Dormant Subsidiary.

     "Note" has the meaning ascribed to such term in Section 2.03(a).

     "Notice of Borrowing" means a notice substantially in the form of Exhibit E attached hereto and made a part hereof.

     "Obligations" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to the Administrative Agent, the Collateral Agent, any Lender, any Affiliate of any Lender or any Person entitled to indemnification pursuant to Section 14.15 of this Agreement, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, interest rate contract, foreign exchange contract or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, but in all such circumstances only to the extent now existing or hereafter arising or however acquired, arising under or in connection with this Agreement, the Notes or any other Loan Document. The term "Obligation" includes all interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Loan Parties under this Agreement, the Notes or any other Loan Document.

     "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

     "Other Taxes" has the meaning ascribed to such term in Section 3.03(b)

     "Payment  Event  of  Default"  means  an Event  of  Default  under  Section
11.01(a).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "Permitted Indebtedness" means (i) any Indebtedness owing to the Lenders under the Loan Documents or pursuant to the Obligations; (ii) the Indebtedness of a Borrower or any of its Subsidiaries existing on the Petition Date; (iii) Capital Leases and purchase money Indebtedness incurred by a Borrower to finance the acquisition of fixed assets in an aggregate amount not to exceed $1,000,000 at any time; (iv) Indebtedness of a Borrower or any of its Subsidiaries resulting from endorsement of negotiable instruments received in the ordinary course of the Borrower's or such Subsidiary's business; (v) Indebtedness arising under a Concentration Account Agreement; (vi) Contingent Obligations of the Borrowers in support of the obligations of another Borrower; (vii) Indebtedness of a Borrower or any of its Subsidiaries in connection with: beer, wine and liquor related bonds, construction bonds, utility bonds and other similar bonds or guaranties in respect of Restaurant operations or management in the ordinary course of business; (viii) Indebtedness arising from Permitted Intercompany Advances; (ix) Indebtedness of a Borrower and any of its Subsidiaries in connection with unpaid insurance premiums in the ordinary course of business in an aggregate amount not to exceed $2,000,000; (x) the Drawbridge Debt; (xi) Indebtedness of a Borrower to the Excluded Subsidiaries incurred in the ordinary course of business in an aggregate amount not to exceed $200,000 at any time; and (xii) Indebtedness of a Borrower or any of its Subsidiaries not expressly permitted by clauses (i) through (xi) above, provided that the aggregate principal amount of the Indebtedness outstanding under this clause (xii) shall not at any time exceed $500,000 and shall be unsecured or purchase money Indebtedness.

     "Permitted Intercompany Advance" means an Intercompany Advance (i) up to an aggregate amount not exceed $500,000 from and after the Closing Date to Non-Wholly Owned Subsidiaries, and (ii) any Intercompany Advance made by one Loan Party to another Loan Party.

     "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's; (iii) certificates of deposit maturing not more than one year after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above; (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's; (vii) loans and advances permitted under clauses (vii) and (viii) of the definition of "Permitted
Indebtedness"; (viii) the equity interests owned by Avado or any of its Subsidiaries in the existing Subsidiaries of Avado's Subsidiaries, (ix) Existing Affiliate Advances and other existing Investments existing on the Petition Date;
(x) loans and advances to employees and officers of the Borrowers and their Subsidiaries from time to time in the ordinary course of business for travel expenses, moving expenses, signing bonuses and for other purposes, in an aggregate outstanding amount not to exceed $50,000 at any time; (xi) Investments in connection with employee benefit plans existing on the Petition Date to the extent included in the Approved Budget; (xii) Investments permitted pursuant to
Section 9.03(b); (xiii) Investments received in settlement of debts of insolvent account debtors; and (xiv) Investments not otherwise described in the foregoing clauses of this definition in an aggregate outstanding amount not in excess of $100,000.

     "Permitted Liens" means: (i) Liens securing the Obligations; (ii) Liens on property of any Borrower or its Subsidiaries' for shopping center assessments and charges, taxes, assessments and governmental charges which are not yet delinquent or which are the subject of a Permitted Protest (but excluding any Lien by the Internal Revenue Service that is filed in public records); (iii) Liens on property of any Borrower or its Subsidiaries' imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing similar obligations (other than Indebtedness) that are not overdue or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (iv) existing Liens on property of a Borrower or any of its Subsidiaries', other than the Excluded Subsidiaries, described on Schedule 1.01(D); (v) Liens securing Indebtedness permitted pursuant to clause (iii) of the definition of "Permitted Indebtedness"; provided, however, that (i) no such Lien shall extend to or cover any other property of a Borrower or any of its Subsidiaries, and (ii) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 100% of the fair market value or the cost of the property so held or acquired; (vi) deposits and pledges of property of a Borrower or any of its Subsidiaries', other than the Excluded Subsidiaries, securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due; (vii) the licensing of
(i) the Hops Marks to SPV under the Hops Marks License (ii) trademarks with respect to Don Pablo in connection with the Skyline Sale and Leaseback Transaction; (viii) easements, zoning and similar restrictions, encroachments, operation and use requirements, maintenance obligations, reservations, repurchase rights and other minor encumbrances on, and irregularities in, title thereto that do not (i) secure obligations for the payment of money, or (ii) materially impair the value of such property or its use by a Borrower or any of its Subsidiaries in the ordinary course of such Person's business, (ix) Liens consisting of deposits pledged to secure Indebtedness permitted pursuant to clause (vii) of the definition of Permitted Indebtedness (x) Liens in cash deposited into escrow in connection with the FFCA Master Lease in an aggregate amount which as of any one time does not exceed $750,000; (xi) additional Liens in an aggregate amount not to exceed $100,000 at any one time outstanding; (xii) Liens in connection with the cash collateralization of Approved Letters of Credit; (xiii) claims of professionals to Funded Reserves; and (xiii) Liens to secure the Drawbridge Debt including, without limitation, those granted by the Bankruptcy Court as replacement liens in exchange for use of cash and other collateral.

     "Permitted Pre-Petition Payments" means (i) payments authorized by the Bankruptcy Court pursuant to "first-day" orders, (ii) payments on reclamation claims, (iii) cure payments in respect of the assumption of leases and other contracts, (iv) the application of proceeds of Collateral to validly perfected secured pre-petition claims, and (v) payments for other pre-petition claims reflected in the Approved Budget.

     "Permitted Protest" means the right of a Borrower or any of its Subsidiaries to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established by the Borrower or any of its Subsidiaries in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the Borrowers or the applicable Subsidiary, in good faith, and (c) the Agents are satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, and/or priority of any of the Collateral Agent's Liens on any material portion of the Collateral.

     "Person"  means an  individual,  corporation,  limited  liability  company,
partnership,    association,    joint-stock   company,   trust,   unincorporated
organization, joint venture or Governmental Authority.

     "Petition Date" means the date on which the Chapter 11 Cases are filed.

     "Pledge Agreements" means the pledge agreements, executed and delivered by the Loan Parties and Collateral Agent, in favor of the Lenders, in respect of the outstanding Capital Stock owned by the Loan Parties, each in form and substance satisfactory to the Agents.

     "Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Commitment, by (ii) the aggregate Commitments of all Lenders.

     "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Register" has the meaning ascribed to such term in Section 2.03(c).

     "Regulation T", "Regulation U", and "Regulation X" mean, respectively, Regulations T, U, and X of the Board or any successor, as the same may be amended or supplemented from time to time.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

     "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. ss.ss. 9601.

     "Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 50% of the Commitments or, if the Commitments shall have been terminated irrevocably, Lenders holding more than 50% of the Obligations then outstanding.

     "Requirements of Law" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

     "Restaurant" means a restaurant or other similar establishment owned or operated by Avado or any of its Subsidiaries.

     "Restricted Payments" means, with respect to any Person, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of, partnership interest of or other equity interest of, such Person, now or hereafter outstanding, except a dividend payable solely in shares of that class of stock or in any junior class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of capital stock of, partnership interest of or other equity interest of, such Person now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any subordinated indebtedness and (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of capital stock of, partnership interest of or other equity interest of, such Person now or hereafter outstanding.

     "Revolving Credit Obligations" means, at any particular time, the aggregate outstanding principal amount of the Loans at such time.

     "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

     "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Obligations.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

     "Securities Account" means a "securities account" as that term is defined in the UCC.

     "Security Agreements" means the security agreements executed and delivered by the Loan Parties and the Collateral Agent, in favor of the Lenders, each in form and substance satisfactory to the Collateral Agent.

     "Senior Note Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the Senior Notes.

     "Senior  Notes"  means  those  certain  9.75%  Senior  Notes  due June 2006
originally   issued  by  Apple   South,   Inc.,   a  Georgia   corporation,   as
predecessor-in-interest to Avado.

     "Senior Subordinated Note Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the Senior Subordinated Notes.

     "Senior Subordinated Notes" means those certain 11.75% Senior Subordinated Notes due June 2009 originally issued by Apple South, Inc., a Georgia corporation, as predecessor-in-interest to Avado.

     "Settlement Period" has the meaning set forth in Section 2.01(d).

     "SPV" means Pubs Property, LLC, a Delaware limited liability company.

     "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

     "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person, provided, that "Subsidiary" shall not include Apple South Financing I, a Delaware business trust or any successor entity formed pursuant to the TECON Documents.

     "Taxes" has the meaning ascribed to such term in Section 3.03(a).

     "TECON Documents" means, collectively, all notes, indentures, trusts, guarantees or other documents or agreements of any kind, as the same may be amended, restated supplemented or otherwise modified from time to time, which have been executed in connection with the TECONS and the Convertible Debentures.

     "TECONS" means those certain $3.50 Term Convertible Securities, Series A, originally issued by Apple South Financing I.

     "Total Facility" means $60,000,000.

     "Trademark Security Agreement" means a Trademark Security Agreement, executed and delivered by the Borrowers and Collateral Agent for the benefit of the Lenders, in form and substance satisfactory to the Agents.

     "UCC" means the Uniform Commercial Code enacted in the Commonwealth of Massachusetts, as amended from time to time.

     "Unused Commitment Fee" has the meaning ascribed to such term in Section 4.02(c).

     "Wholly Owned Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity of which 100% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation, (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

     Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

     Section 1.03. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP. All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

     Section 1.04. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Administrative Agent or the Lenders, such period shall in any event consist of at least one full day.

     Article II - The Loans

     Section 2.01. Loans.

     (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make revolving credit loans on a revolving basis (each individually, a "Loan" and collectively, the "Loans") to the Borrowers from time to time on any Business Day during the period commencing on the Closing Date and ending on the Commitment Termination Date or until the earlier reduction of its Commitments to zero in accordance with the terms hereof in an aggregate amount not to exceed at any time such Lender's Pro Rata Share of the Availability at such time. Subject to the provisions of this Agreement, the Borrowers may borrow, prepay and reborrow the Loans pursuant to this Article II. The Commitment of each Lender to make Loans shall automatically and permanently be reduced to zero on the Maturity Date. Within the foregoing limits, the Borrowers may borrow, repay and reborrow, on or after the Closing Date and prior to the Maturity Date, subject to the terms, provisions and limitations set forth herein. Notwithstanding the foregoing, the Loans shall be limited to $15,500,000 plus amounts used to pay the Drawbridge Debt until the entry of a Final Order.

     (b) Notice of Borrowing.

     (i) When the Borrowers desire to borrow under this Section 2.01, Avado shall deliver, on its own behalf and on behalf of the other Borrowers, to the Administrative Agent a Notice of Borrowing, signed by Avado, not later than 12:00 p.m. (New York City time) at least one (1) Business Day (and not more than two (2) Business Days) in advance of any proposed borrowing.

     (ii) Such Notice of Borrowing shall specify (i) the amount of the proposed Loan and (ii) the proposed Funding Date, which must be a Business Day, and have attached to it an updated Borrowing Base Certificate which is prepared after giving effect to the proposed Loan, and shall certify as to the satisfaction and/or compliance with each of the conditions precedent to a Borrowing set forth in Section 5.02. Each Notice of Borrowing given pursuant to this Section 2.01 shall be irrevocable and binding on each and every Borrower. Each Loan shall be made in a minimum amount of $500,000 and shall be in an integral multiple of $100,000 in excess thereof.

     (iii) The Borrowing Base Certificate delivered in connection with a Notice of Borrowing shall be prepared using information as to Cumulative Net Operating Cash Flow as of a week ending not more than nine (9) days prior to the Funding Date and using the Total Borrowing Needs from the Approved Budget for the week of the projected Funding Date.

     (c) Making the Loans.

     (i) The Administrative Agent shall promptly notify each Lender of the amount of such borrowing. Each such Lender shall deposit an amount equal to its Pro Rata Share of the amount of such borrowing with the Administrative Agent in the Administrative Agent Account in immediately available funds, not later than 3:00 p.m. (New York City time) on any Funding Date applicable thereto. Subject to the satisfaction of the conditions precedent set forth in Section 5.01 (in the case of Loans made on the Closing Date) and Section 5.02, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrowers not later than 3:30 p.m. (New York City time) on such Funding Date and shall disburse such proceeds to the Disbursement Account. On each day that any Revolving Credit Obligations are outstanding, the Borrowers shall be deemed to represent and warrant to the Agents and the Lenders that the Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Credit Obligations outstanding on such day.

     (ii) Except as otherwise provided in this subsection 2.01(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Commitments. The failure of any Lender to deposit the amount described in clause (i) above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Funding Date. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Loan hereunder nor shall the Commitment of any Lender be increased or decreased as a result of any such failure, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

     (iii)  If  the   Administrative   Agent  has  notified  the  Lenders,   the
Administrative Agent may assume that each Lender has funded its Loan and is depositing the proceeds thereof in the Administrative Agent Account on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrowers on the Funding Date. If the Loan proceeds corresponding to that amount are advanced to the Borrowers by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrowers until the date such amount is paid to the Administrative Agent at the rate set forth in Section
4.01. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Administrative Agent for its own account. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the Borrowers and, if so notified, the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account, together with interest at the rate set forth in Section 4.01, for each day from the date such amount is disbursed to or for the benefit of the Borrowers until the date such amount is repaid to Administrative Agent. Any interest paid to Administrative Agent by the Borrowers in respect of such corresponding amount shall be credited against interest payable by the Borrowers to such Lender under Section 4.01 in respect of such corresponding amount. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay Avado, which shall distribute such amounts to the Borrowers, as agreed among the Borrowers, such corresponding amount (together with any interest included in such payment). This
Section 2.01(c)(iii) does not relieve any Lender of its obligation to make its Loan on any Funding Date.

     (d) Settlement Period.

     (i) With respect to all periods for which the Administrative Agent has funded Loans pursuant to subsection 2.01(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Lender of the unpaid principal amount of the Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the Funding Date of such Lender's initial funding), each Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrowers for repayment, each Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each such Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Lender under this subsection 2.01(d) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

     (ii) In the event that any Lender fails to make any payment required to be made by it pursuant to subsection 2.01(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Reference Rate for three Business Days and thereafter at the rate set forth in Section
4.01. During the period in which such Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrowers shall, for all purposes hereof, be a Loan made by the Administrative Agent for its own account. Upon any such failure by a Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify Avado, on behalf of itself and on behalf of any of its Borrowers, of such failure and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this subsection 2.01(d)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

     (e) Repayment of Loans; Termination of Commitments. The principal amount of all outstanding Loans shall be repaid in full on the Maturity Date; and the Commitments shall terminate on the Commitment Termination Date.

     (f) Use of Proceeds. Proceeds of the Loans shall be used (i) up to $30,000,000 to repay principal of and to pay interest on, and other fees and amounts due in respect of, the Drawbridge Debt and to provide cash collateral for letters of credit outstanding under the Drawbridge Credit Agreement or replacement letters of credit, therefor, and (ii) up to $30,000,000 to pay post-petition operating expenses of the Borrowers, and Permitted Pre-Petition Payments, to collateralize Approved Letters of Credit (excluding letters of credit outstanding under the Drawbridge Credit Agreement and replacement letters of credit therefor other than incremental increases in such letters of credit) to fund Funded Reserves and Carve-out Expenses that have been billed, but not paid (including holdbacks imposed by the Bankruptcy Court) and other costs and expenses incurred in connection with the administration of the Chapter 11 Cases.

     Section 2.02. Letter of Credit Accommodations. The Lenders and the Administrative Agent will not provide letters of credit. However, proceeds of the Loans may be used to cash collateralize up to 105% of any Approved Letter of Credit; provided that such use of proceeds with respect to any Approved Letter of Credit supported by a "Letter of Credit Accommodation" (as defined in the Drawbridge Credit Agreement) shall be deemed to be the repayment of Drawbridge Debt for purpose of this Agreement and the other Loan Documents. The Lenders shall have a Lien on Borrowers' rights to the return of any cash collateral supporting Approved Letter of Credit junior to the Lien of the issuing bank.

Section 2.03.     Promise to Pay; Evidence of Debt.

     (a) Promise to Pay. Each Borrower hereby agrees, jointly and severally, to pay on the Maturity Date, the unpaid principal amount of each Loan that has been made to any of Borrowers, and further agrees, jointly and severally, to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the promissory notes evidencing the Loans owing to the Lenders, and the Borrowers shall execute and deliver to each Lender requesting a promissory note such promissory notes as are necessary to evidence the Loans owing to such Lender after giving effect to any assignment thereof pursuant to Section 14.07, each substantially in the form of Exhibit F attached hereto and made a part hereof (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

     (b) Indebtedness Account. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

     (c) Master Account. The Register maintained by the Administrative Agent pursuant to Section 14.07(c) shall include a master account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Loan made hereunder and any Interest Accrual Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender's share thereof.

     Section 2.04. Authorized Officers and Administrative Agent. On the Closing Date and from time to time thereafter, each Borrower shall deliver to the Administrative Agent a secretary's certificate setting forth the names of the officers of such Borrower authorized to request Loans on behalf of such Borrower and containing a specimen signature of each such officer or agent. The officers and agents so authorized shall also be authorized to act for such Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent shall be entitled to rely conclusively on such officer's or agent's authority to request such Loan until the Administrative Agent receives written notice to the contrary. In addition, the Administrative Agent shall be entitled to rely conclusively on any written notice sent to it by telecopy. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan, the Administrative Agent shall have no duty to verify the identity of any person representing himself or herself as one of the officers or agents authorized to make such request or otherwise to act on behalf of such Borrower. The Administrative Agent and the Lenders shall not incur any liability to such Borrower or any other Person in acting upon any telecopy or facsimile or telephonic notice referred to above which the Administrative Agent in good faith believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of such Borrower except in the case of gross negligence or willful misconduct by the Administrative Agent or any Lender as determined in a final judgment by a court of competent jurisdiction.

     Section 2.05. Optional Conversion to Exit Facility. The Borrowers shall have the option to convert the Facility to an exit facility, which facility would have substantially similar terms as those provided in this Agreement, including, without limitation, Articles II, III, and IV (except that the terms set forth in Section VII, VIII, IX, X and XIV would be as agreed between the Agents, the Lenders and the Borrowers in good faith based on circumstances of the Borrowers at the time of the exercise of such option), would provide Liens on the assets of the Borrowers substantially similar to those provided in the Final Order, and would be for a term of 364 days following the effective date of a consensual plan of reorganization, subject to the approval of each Lender (which may be withheld in its sole and absolute discretion) and the prior payment in full of the Conversion Commitment Fee as provided in Section 4.02. If the Borrowers determine to exercise such option, they shall do so by giving notice to the Administrative Agent at least sixty (60) days prior to such proposed effective date. On or before forty (40) days prior to such proposed effective date, the Administrative Agent shall notify Avado, on behalf the Borrowers, of the Lenders' agreement to convert the Facility.

     Section 2.06. Priority; Liens. All of the Obligations are secured by Liens on substantially all the assets of the Borrowers and, at all times, shall constitute administrative expenses of the Borrowers in the Chapter 11 Cases with priority under section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code, subject and subordinate only to Permitted Liens, and (ii) claims for Carve-Out Expenses. No other claim having a priority superior or pari passu to that granted to or on behalf of the Agents or the Lenders shall be granted or approved while any of the Obligations or the Commitments remain outstanding.

     Article III - Payments and Other Compensation

     Section 3.01. Prepayments; Reductions in Commitments.

     (a) Voluntary Prepayments/Reductions.

     (i) The Borrowers may, upon at least two (2) Business Days' prior written notice to the Administrative Agent, at any time and from time to time, prepay the Loans in whole or in part without premium or penalty upon notice to the Administrative Agent; provided, however, no such prior notice is required for the automatic daily cash sweep and paydown of the Loans. Any notice of prepayment given to the Administrative Agent under this Section 3.01(a)(i) shall specify the Loans to be prepaid, the date (which shall be a Business Day) of prepayment, and the aggregate principal amount of the prepayment. When notice of prepayment is delivered as provided herein, the principal amount of the Loans specified in the notice shall become due and payable on the prepayment date specified in such notice and such notice shall be irrevocable.

     (ii) The Borrowers may, upon at least three (3) Business Days' prior written notice to the Administrative Agent, at any time and from time to time, terminate in whole, or permanently reduce in part, the Commitments. Any partial reduction of the Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $250,000 in excess of that amount and shall reduce the Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 3.01(a)(ii) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction of the Commitments is delivered as provided herein, the principal amount of the Loans so reduced shall become due and payable on the date specified in such notice to the extent the Revolving Credit Obligations exceed the Commitments after giving effect to such reduction. The payments in respect of reductions and terminations described in this Section 3.01(a)(ii) may be made without premium or penalty. Once reduced the Commitment may not be increased.

     (b) Mandatory Prepayments/Reductions.

     (i) Immediately upon the Revolving Credit Obligations exceeding the Maximum Revolving Credit Amount, the Borrowers shall make or cause to be made a mandatory prepayment of the Revolving Credit Obligations in an amount equal to such excess.

     (ii) The Commitments shall be permanently reduced among the Lenders in accordance with their Pro Rata Share by the amount of any Net Cash Proceeds in excess of $500,000 received by the Borrowers from the sale of assets of any Borrower after the Petition Date.

     (iii) The Commitment shall be permanently reduced among the Lenders in accordance with their Pro Rata Share by the amount of any Net Cash Proceeds in excess of $100,000 received by the Borrowers from insurance proceeds or condemnation awards after the Petition Date; provided, however, the Borrower shall have the option not to reduce the Commitments under this subsection if such Net Cash Proceeds are to be to the costs of repairs, replacement or restoration of the asset that is the subject of the loss, destruction, or taking by condemnation, so long as (A) no Default or Event of Default shall have occurred and be continuing, (B) Avado, on behalf of the Borrowers, shall have given the Administrative Agent and the Collateral Agent prior written notice of the intention to apply such cash proceeds to the costs of repairs, replacement or restoration of the asset which is the subject of the loss, destruction, or taking by condemnation, and (C) Avado or the applicable Subsidiary commences the permitting process or the construction with respect to such repairs, replacement or restoration within 90 days after receiving such cash proceeds and completes such repairs, replacements or restoration at the same location that the loss, destruction or taking occurred within 12 months after receiving such cash proceeds all in accordance with any applicable lease obligations.

     (c) Nothing in Section 3.01(b) shall be construed to constitute the Lenders' consent to any transaction which is not expressly permitted by Article IX.

     (d) Cumulative Prepayments.  Except as otherwise expressly provided in this
Section 3.01, payments with respect to any subsection of this Section 3.01 are in addition to payments made or required to be made under any other subsection of this Section 3.01.

     Section 3.02. Payments.

     (a) Manner and Time of Payment. All payments of principal and interest on the Loans and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent or the Lenders shall be made without condition or reservation of right, in immediately available funds, deposited to the Administrative Agents Account not later than 1:00 p.m. (New York time) on the date due. Thereafter, payments received by the Administrative Agent shall be distributed to each Lender in accordance with its Pro Rata Share in accordance with the provisions of Section 3.02(c) on the date received, if received prior to 1:00 p.m., and on the next succeeding Business Day if received thereafter, by the Administrative Agent. All payments shall be made by the Borrowers without set-off, counterclaim, deduction or other defense to the Agents and the Lenders.

     (b) Except as provided in Section 2.01 hereof, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 3.02 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

     (c) Apportionment of Payments.

     (i) Subject to the provisions of Section 3.02(c)(ii) and (iv), all payments of principal and interest in respect of outstanding Loans and all payments of fees (other than as set forth in Section 4.01) and all other payments in respect of any other Obligation shall be allocated among the Lenders, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment at the time when such payment is made. All such payments and any other proceeds of Collateral or other amounts received by the Administrative Agent from or on behalf of a Borrower or any of its Subsidiaries shall be promptly applied first, to pay principal of and interest on any portion of the Loans made to the Borrowers that the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower; and second, to pay all other Obligations of the Borrowers then due and payable.

     (ii) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and shall upon the acceleration of the Obligations pursuant to Section 11.01, apply all payments in respect of any Obligations and all proceeds of Collateral to the Obligations in the following order:

     (A) first, to pay interest on and the principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

     (B) second, to pay Obligations in respect of any expense reimbursements, indemnities or other liabilities then due to the Administrative Agent or the Collateral Agent;

     (C) third, to pay Obligations in respect of any fees then due to the Agent, and the Lenders;

     (D) fourth, to pay interest due in respect of the Loans;

     (E) fifth, to pay the principal outstanding on the Loans;

     (F) sixth, to the ratable payment of all other Obligations; and

     (G) seventh, to Avado, on behalf of the Borrowers, to be distributed to the Borrowers as agreed among the Borrowers;

     provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (F), the available funds being applied with respect to any such Obligations referred to in any one of such clauses shall be allocated to the payment of such Obligations ratably, based on the proportion of the Collateral Agent's and each Lender's interest in the aggregate outstanding Obligations described in such clauses.

     (iii) The Administrative Agent, in its sole discretion subject only to the terms of this Section 3.02(c)(iii), may pay from the proceeds of the Loans (which Loans may not have been requested by the Borrowers pursuant to a Notice of Borrowing) made to the Borrowers hereunder, whether or not made following a request by the Borrowers pursuant to Section 2.01, all amounts then due and payable by any Borrower hereunder, including amounts payable with respect to payments of principal, interest, fees and expenses. The Borrowers hereby irrevocably authorizes each Lender to make Loans upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, fees and expenses due from any Borrower and paying all other amounts due and payable by a Borrower hereunder or under the Notes, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section 2.01 as of the date of the aforementioned notice. The Administrative Agent shall request Loans on behalf of the Borrowers as described in the preceding sentence by notifying the Lenders by telecopy or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to Avado, on behalf of itself and its subsidiaries), of the amount and Funding Date of the proposed borrowing and that such borrowing is being requested on the Borrowers' behalf pursuant to this Section 3.02(c)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in
Section 2.01 (irrespective of whether or not any Default or Event of Default shall be continuing or the satisfaction of the conditions described in Section
5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(b), which conditions and requirements, the Lenders irrevocably waive). The Lenders and the Borrowers confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrowers as herein provided will be made as an accommodation to the Borrowers and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrowers with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

     (iv) If any Lender fails to fund its Pro Rata Share of any borrowing requested by the Borrowers under which such Lender is obligated to fund under the terms hereof (the funded portion of such borrowing being hereinafter referred to as a "Non Pro Rata Loan"), excluding any such Lender who has delivered to the Administrative Agent written notice that one or more of the conditions precedent contained in Section 5.02 shall not on the date of such request be satisfied and until such conditions are satisfied, then until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrowers and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms hereof shall be advanced to the Borrowers by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything contained herein to the contrary:

     (A) the foregoing provisions of this Section 3.02(b)(iv) shall apply only with respect to the proceeds of payments of Obligations;

     (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrowers, whether made by such Lender itself or by operation of the terms of this Section 3.02(c)(iv), and whether or not the Non Pro Rata Loan with respect thereto has been repaid;

     (C) amounts advanced to the Borrowers to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any borrowing ("Cure Loans") shall bear interest from and after the date made available to the Borrowers at the rate applicable to the other Loans comprising such borrowing and shall be treated as Loans comprising such borrowing for all purposes herein;

     (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrowers as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Loans shall be applied first, ratably to all Loans constituting Non Pro Rata Loans; second, ratably to the Loans other than those constituting Non Pro Rata Loans or Cure Loans; and, third, ratably to the Loans constituting Cure Loans; and

     (E) no Lender shall be relieved of any obligation such Lender may have to the Borrowers under the terms of this Agreement as a result of the provisions of this Section 3.02(c)(iv).

     (d) Payments on Non-Business Days. Whenever any payment to be made by the Borrowers hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day, and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

     Section 3.03. Taxes.

     (a) Payment of Taxes. Any and all payments by the Borrowers hereunder, under the Notes or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Agent and each Lender, respectively, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it, in each case by (i) the United States except withholding taxes contemplated pursuant to Section 3.03(e)(ii)(C), (ii) the Governmental Authority of the jurisdiction in which such Lender's office is located or (iii) the Governmental Authority in which such Person is organized, managed, controlled or doing business, in each case including all political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder, under the Notes or under any other Loan Document to any Lender, (x) such sum payable shall be increased as may be necessary so that after making all required withholdings or deductions (including withholdings or deductions applicable to additional sums payable under this Section 3.03) such Lender receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (y) the Borrowers shall make such withholdings or deductions, and (z) the Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrowers shall not be required to increase any such amounts payable to any Agent or any Lender with respect to any Taxes or Other Taxes (i) that are attributable to such Agent's or such Lender's failure to comply with the requirements of Section 3.03(e) (ii) that are United States withholding taxes imposed on amounts payable to such Agent or such Lender at the time such Agent or such Lender becomes a party to this Agreement, except to the extent that such Agent's or such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrowers with respect to such Tax pursuant to this paragraph.

     (b) Other Taxes. In addition, each Borrower agrees, jointly and severally, to pay any present or future stamp, value-added or documentary taxes or any other excise or property taxes, charges or similar levies which arise from and which relate directly to (i) any payment made under any Loan Document or (ii) the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes or any other Loan Document other than the foregoing excluded Taxes (hereinafter referred to as "Other Taxes").

     (c) Indemnification. The Borrowers shall, jointly and severally, indemnify each Lender and each Agent who has fully complied with the requirements of
Section 3.03(e) against, and reimburse each, within twenty (20) days of a receipt of written demand for, the full amount of all Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender or such Agent (as the case may be) or any Affiliate of such Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or lawfully payable. A certificate as to any amount payable to any Person under this Section 3.03 submitted by such Person to the Borrowers shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

     (d) Receipts. Within thirty (30) days after a request from the Administrative Agent, the Borrowers will furnish to the Administrative Agent, the original or a certified copy of a receipt, if available, or other reasonably available documentation reasonably satisfactory to the Administrative Agent evidencing payment of such Taxes or Other Taxes. The Borrowers will furnish to the Administrative Agent upon the Administrative Agent's request from time to time an Officer's Certificate stating that all Taxes and Other Taxes of which it is aware that are due have been paid and that no additional Taxes or Other Taxes of which it is aware are due.

     (e) Foreign Lender Certifications.

     (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to Avado on behalf of the Borrowers and the Administrative Agent on the date on which such Lender becomes a Lender pursuant to Section 14.07 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax
(I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W 8BEN (or any successor or substitute form or forms)) or
(II) under Sections 1441 or 1442 of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form W 8ECI (or any successor or substitute form or forms).

     (ii) Each such Lender further agrees to deliver to Avado, on behalf of itself and its subsidiaries, and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by Avado, on behalf of itself and the other Borrowers, and the Administrative Agent pursuant to this
Section  3.03(e).  Each  certificate  required to be delivered  pursuant to this
Section 3.03(e)(ii) shall certify as to one of the following:

     (A) that such Lender can receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

     (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to
Section 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers;

     (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the date on which a Lender became a Lender pursuant to Section 14.07 and that it is not capable of recovering the full amount of the same from a source other than the Borrowers; or

     (D) that such Lender is no longer capable of receiving payments hereunder without deduction or withholding of United States federal income tax as specified therein other than by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the date on which a Lender became a Lender pursuant to Section 14.07.

     (f) If any Agent or any Lender receives a refund in respect of any amounts paid by the Borrowers pursuant to this Section 3.03, which refund in the sole discretion of such Person is allocable to such payment, it shall promptly notify Avado, on behalf of itself and the other Borrowers, of such refund and shall promptly pay the amount of such refund to the Borrowers, together with all interest received by such Person on such amount.

     Section 3.04. Increased Capital. If after the date hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority exercising jurisdiction, power or control over any Lender (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans or other advances made hereunder or the existence of any Lender's obligation to make the Loans, then, in any such case, upon written demand by such Lender (with a copy of such demand to the Administrative Agent), each Borrower agrees to pay to the Administrative Agent for the account of such Lender within 10 Business Days of written demand therefor, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement certifying in reasonable detail as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, in the absence of manifest error.

     Article IV - Interest and Fees

     Section 4.01. Interest on the Loans and Other Obligations.

     (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(c), at a rate equal to the Applicable Interest Rate.

     (b) Interest Payments.

     (i) Interest accrued on each Loan shall be payable in cash in arrears in Dollars (A) on the first Business Day of each calendar month for the preceding calendar month, commencing on the first such day following the making of such Loan and (B) if not theretofore paid in full, on the Maturity Date. Interest accrued at the Default Rate will be payable on demand.

     (ii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears in Dollars on demand.

     (c) Default  Interest.  Notwithstanding  the rate of interest  specified in
Section 4.01(a), and to the extent permitted by applicable law, effective immediately upon the occurrence of any Event of Default but only for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two and one-half percent (2.5%) per annum in excess of the Applicable Interest Rate in effect from time to time.

     (d) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; provided, however, if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on the Loan.

     Section 4.02. Fees.

     (a) Agents' Fee. The Borrowers jointly and severally agree to pay to the Agents a monthly administrative and collateral agency fee in the amount $25,000 per month, which shall be payable in arrears to the Administrative Agent.

     (b) Commitment Fee. The Borrowers jointly and severally agree to pay a commitment fee equal to two percent (2.00%) of the Total Facility, which shall be payable as follows: $150,000 on the date of the issuance of a commitment letter executed by the Administrative Agent on behalf of the Lender; $525,000 on the date of the entry of an Interim Order; and $525,000 on the earlier of the date of (i) the entry of the Final Order and (ii) payment in full of the Drawbridge Debt.

     (c) Unused Commitment Fee. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "Unused Commitment Fee"), accruing at the rate equal to one and one-quarter of one percent (1 1/4%) per annum on the daily average amount by which the Total Facility exceeds the Revolving Credit Obligations during the period commencing on the Closing Date and ending on the Commitment Termination Date, such fee being payable monthly in arrears on (1) the first Business Day of each calendar month for the preceding calendar month and (2) if not theretofore paid in full, on the Maturity Date.

     (d) Termination; Conversion. The Borrowers agree, jointly and severally, to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, additional compensation, equal to two percent (2.0%) of the Total Facility on the Commitment Termination Date ("Termination Amount"). The Borrowers further agree, jointly and severally, to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, a fee (the "Conversion Commitment Fee"), equal to three percent (3.0%) of the Total Facility under this Agreement less the amount of the Termination Amount actually paid. The Conversion Commitment Fee shall be payable on or prior to the effective date of any exit facility entered into pursuant to Section 2.05.

     (e) Calculation and Payment of Fees. All of the above fees that are based on a per annum rate shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. All fees payable hereunder shall be fully earned and nonrefundable when paid. All fees specified or referred to herein due to the Administrative Agent or any Lender, including those referred to in this Section 4.02, shall bear interest, if not paid when due, at the interest rate for Loans in accordance with Section 4.01(c), shall constitute Obligations and shall be secured by the Collateral. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, charge the Loan Account with the amount of the fees or charges due under this Section 4.02.

     (f) Audit; Inspections. The Borrowers acknowledge that representatives of the Lenders or Agents may visit any or all of the Loan Parties and/or conduct audits, inspections, appraisals, valuations and/or field examinations of any or all of the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties and all the costs and expenses therefore shall be payable, jointly and severally by the Borrowers.

     Article V - Conditions to Loans

     Section 5.01. Conditions Precedent to the Initial Loans . The effectiveness of this Agreement and the obligation of each Lender on the Closing Date to make its initial Loan requested to be made by it on the Closing Date shall be subject to the satisfaction of all of the following conditions precedent:


     (a) Documents. The Administrative Agent (on behalf of itself and the Lenders) shall have received on or before the Closing Date all of the following:

     (i) This Agreement, the Notes and all other agreements, instruments, opinions, certificates and other documents relating to the Loans, required to be delivered on the Closing Date (including, without limitation, a pay-off letter executed by Avado, the Former Administrative Agent, and the Former Collateral Agent, which provides, inter alia, pay-off figures for the Drawbridge Debt and a release of all Liens, other than those Liens referenced in such pay-off letter which shall survive as referenced in such pay-off letter in favor of the lenders and agents under the Drawbridge Credit Agreement upon payment in full of the Drawbridge Debt) each duly executed where appropriate and in form and substance satisfactory to the Lenders and in sufficient copies for each of the Lenders;

     (ii) A copy of the initial Approved Budget; and

     (iii) Such additional documentation as the Administrative Agent and the Lenders may reasonably request.

     (b) Certain Information. The Administrative Agent shall have received complete and accurate information from the Borrowers with respect to the state of organization, name and the location of the principal place of business and chief executive office for each Borrower and each Subsidiary.

     (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall exist, and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the ability of a Borrower and its Subsidiaries to perform their respective obligations hereunder and under each Loan Document, (B) the making of the Loans on the Closing Date or (C) the consummation of the transactions contemplated hereby or contemplated under the other Loan Documents or (ii) would be reasonably expected to result in a Material Adverse Change.

     (d) No Change in Condition. No Material Adverse Change shall have occurred.

     (e) No Default. No Event of Default shall have occurred and be continuing or would result from the making of the Loans requested to be made on the Closing Date.

     (f) Representations and Warranties. All of the representations and warranties contained in Section 6.01 and in the other Loan Documents shall be true and complete in all material respects on and as of the Closing Date, both before and immediately after giving effect to the making of the Loans.

     (g)  Fees  and   Expenses   Paid.   There  shall  have  been  paid  to  the
Administrative Agent, for its account, the account of the Collateral Agent and the respective accounts of the Lenders, all fees and expenses including the reasonable legal fees of counsel to the Collateral Agent and of counsel to the Administrative Agent and local counsel to the Administrative Agent) due and payable on or before the Closing Date.

     (h) Consents, Etc. The Borrowers shall have obtained all consents and approvals of any Governmental Authority as may be necessary to allow the Borrowers (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, under the other Loan Documents to which each of them is, or shall be a party and each other agreement or instrument to be executed and delivered by each of them pursuant thereto or in connection therewith, and (B) to commence the Chapter 11 Cases.

     (i) Closing Date. The Closing Date shall have occurred on or before February 10, 2004.

     (j) Interim Order. The Bankruptcy Court shall have entered an Interim Order, which order shall be in full force and effect shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Administrative Agent
(i) authorizing and approving the Loan Documents and the transactions contemplated thereby, including, without limitation, the granting of the super-priority status, security interests and liens, and the payment of all fees and other amounts referred to herein, and (ii) lifting the automatic stay to permit the Borrowers that are debtors under the Bankruptcy Code to perform their obligations and the Lenders to exercise their rights and remedies with respect to the Loans provided that the Administrative Agent shall provide the Borrowers with 5 Business Days prior written notice before exercising rights and remedies. All motions and other documents to be filed with and submitted to the Bankruptcy Court in connection with the Loans (including, without limitation, the Interim Order) shall be in form and substance reasonably satisfactory to the Administrative Agent.

     (k) Cash Collateral. The Collateral Agent and the Lenders shall be reasonably satisfied with the lockbox arrangements and cash collection system, including the arrangements with respect to the Concentration Account and Disbursement Account (and including an assignment to the Collateral Agent, in form and substance reasonably acceptable to the Collateral Agent, executed by the Former Collateral Agent, pursuant to which the Former Collateral Agent shall have assigned its rights with respect to the depository accounts maintained at the Concentration Account Bank and referenced in Exhibit A to such assignment).

     (l) Drawbridge Debt. The Lenders shall have confirmed that the Drawbridge Debt is not greater than $30,000,000.

     (m) Evidence of Insurance. The Borrower shall have provided evidence of insurance reasonably satisfactory to the Administrative Agent.

     Section 5.02. Conditions Precedent to All Loans. The effectiveness of this Agreement, and the obligation of each Lender to make any Loan requested to be made by it on any Funding Date on or after the Closing Date is subject to the satisfaction of each of the following conditions precedent as of each such date:

     (a) Representations and Warranties. As of such date, (except where such representation and warranty expressly relates to a specific date, in which case, as of such specified date), both before and after giving effect to the Loans to be made on such date, all of the representations and warranties contained in
Section 6.01 and in the other Loan Documents shall be true and complete in all material respects.

     (b) No Defaults. As of such date, no Event of Default or Default shall have occurred and be continuing or would result from the making of the requested Loan.

     (c) No Change in Condition. No Material Adverse Change shall have occurred since the date of the immediate preceding Borrowing.

     (d) Final Order. After a period of 30 days from entry of the Interim Order, the Bankruptcy Court shall have entered a Final Order which shall not have been stayed or amended without the consent of the Administrative Agent.

     Each request by the Borrowers, or any of them, for a Loan, each submission by the Borrowers, or any of them, of a Notice of Borrowing and, each acceptance by the Borrowers, or any of them, of the proceeds of each Loan made hereunder, shall constitute a representation and warranty by the Borrowers as of the Funding Date in respect of such Loan that all conditions set forth in this
Section 5.02 have been satisfied.

     Article VI - Representations and Warranties

     Section 6.01. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrowers hereby, jointly and severally, represent and warrant, in each case, as follows:

     (a) Organization, Good Standing, Etc. Each Borrower and each of its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, to make the borrowings hereunder, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and
(iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Change.

     (b) Authorization, Etc. The execution, delivery and performance by each Borrow of each Loan Document to which it is or will be a party and the transactions contemplated thereunder, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its Governing Documents
(iii) do not and will not violate any Requirements of Law or any material Contractual Obligation of such Loan Party binding on or otherwise affecting it or any of its properties, (iv) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (v) subject to the Effect of Bankruptcy, do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties. Each Borrower has the requisite power and authority to execute, deliver and perform each of the Loan Documents to which it is a party.

     (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority that has not been obtained is required in connection with the due execution, delivery and performance by each Borrower of each Loan Document to which it is a party.

     (d) Enforceability of Loan Documents. Each of the Loan Documents to which any Borrower is a party has been duly executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (e) Capitalization. On the Closing Date, the authorized Capital Stock of the Borrowers and the issued and outstanding Capital Stock of the Borrowers are as set forth on Schedule 6.01(E) and Schedule 6.01(F). All of the issued and outstanding shares of Capital Stock of Borrowers have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Schedule 6.01(E) sets forth each plan pursuant to which shares of the Capital Stock of Borrowers are issuable as of the Closing Date, copies of which plans have been delivered to the Administrative Agent under this Agreement, in the form and on the terms in effect on the Closing Date, and the number of shares of Capital Stock of Borrowers issuable under each such plan. Except as set forth on Schedule 6.01(E) and Schedule 6.01(F) with respect to any Subsidiary), there are no other plans or arrangements in existence relating to the issuance of shares of Capital Stock of any Borrower, and there are no outstanding debt or equity securities of any Borrower and no outstanding obligations of any Borrower convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from any Borrower, or other obligations of any Borrower to issue, directly or indirectly, any shares of Capital Stock of any such Person, except for the Convertible Debentures.

     (f) Subsidiaries. Schedule 6.01(F) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of each Subsidiary of Avado and the other Borrowers in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by one or more of the Borrowers or their Subsidiaries, free and clear of all Liens, except for Permitted Liens.

     (g) Litigation. Except as set forth in Schedule 6.01(G), there is no pending or, to the knowledge of the Borrowers, threatened action, suit or proceeding affecting the Borrowers or any of their Subsidiaries or any of their respective properties or assets before any court or other Governmental Authority or any arbitrator that (A) would reasonably be expected to have a Material Adverse Change or (B) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

     (h) Financial Condition.

     The Borrowers have heretofore furnished to the Administrative Agent an Approved Budget for the Borrower and its Subsidiaries for calendar year 2004. The Approved Budget has been prepared on a reasonable basis and in good faith by the Borrowers, and has been based on assumptions believed by the Borrowers to be reasonable at the time made and upon the best information then reasonably available to the Borrowers, and none of the Borrowers is aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

     (i) Compliance with Law, Etc. Except for the Effect of Bankruptcy, none of the Borrowers nor any of their Subsidiaries is in violation of the Governing Documents, any material Requirements of Law, any judgment or order of any Governmental Authority applicable to it or any of its property or assets.

     (j) ERISA. None of the Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates is now maintaining or contributing to, or has ever maintained or contributed to, or has ever been obligated to contribute to, any Benefit Plan or Multiemployer Plan.

     (k) Taxes, Etc. All Federal, state and material local tax returns and other material reports required by applicable law to be filed by the Borrowers and each of their Subsidiaries have been filed, or extensions have been obtained, except (x) to the extent subject to a Permitted Protest or if payment is not permitted or required to be made under the Bankruptcy Code, and (y) the Permitted Deferred Taxes.

     (l) Margin Stock. None of the Borrowers nor any of their Subsidiaries are or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (m) Nature of Business. None of the Borrowers nor any of their Subsidiaries are engaged in any business other than the ownership and operation of restaurant chains and reasonable extensions thereof.

     (n) Adverse Agreements, Etc. On and as of the Closing Date, none of the Borrowers nor any of their Subsidiaries are parties to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which, with respect to all of the foregoing items in this clause (n), has had, or is reasonably expected to have, a Material Adverse Change.

     (o) Permits, Etc. Each of the Borrowers and their Subsidiaries has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate each business currently owned, leased, managed or operated by such Person, except where the failure to have or to so comply would not reasonably be expected to have a Material Adverse Change.

     (p) Properties.

     (i) Each of the Borrowers and their Subsidiaries has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted.

     (ii) Schedule 6.01(P) sets forth a complete and accurate list as of the Closing Date of the location, by state and street address, of all real property owned or leased by any of the Borrowers and their Subsidiaries. As of the Closing Date, each of the Borrowers and their Subsidiaries has valid leasehold interests in the Leases described on Schedule 6.01(P) to which it is a party as lessee. Schedule 6.01(P) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. To the best of the Borrowers' knowledge, each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect against the applicable landlord.

     (q) Full Disclosure. Avado has disclosed to the Administrative Agent all material agreements, instruments and corporate or other restrictions to which Avado or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change. None of the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrowers to the Administrative Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which it was made, not materially misleading; provided that, with respect to projected financial information, Avado represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     (r) Operating Lease Obligations. On the Closing Date, none of the Borrowers nor any of their Subsidiaries has any obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth on Schedule 6.01(R) and other than leases in the ordinary course of business where annual rental payments are less than $50,000.

     (s) Environmental Matters. Except as set forth on Schedule 6.01(S), (i) the operations of each of the Borrowers and their Subsidiaries are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Change; (ii) there has been no Release at any of the properties owned or operated by the Borrowers or their Subsidiaries or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrowers or its Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Change; (iii) to the best of the Borrowers' knowledge, no Environmental Action has been asserted against any of the Borrowers or their Subsidiaries or any predecessor in interest nor do any of the Borrowers or any of their Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against any of the Borrowers or their Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Change; and (iv) to the best of the Borrowers' knowledge, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrowers or their Subsidiaries or any predecessor in interest which would reasonably be expected to have a Material Adverse Change.

     (t) Insurance. Each of the Borrowers and their Subsidiaries keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 6.01(T) sets forth a list of all insurance maintained by the Borrowers and their Subsidiaries on the Closing Date.

     (u) INTENTIONALLY OMITTED.

     (v) Location of Bank Accounts. Schedule 6.01(V) sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Borrowers, or any of its Subsidiaries, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

     (w) Intellectual Property. Except as set forth on Schedule 6.01(W), each of the Borrowers and their Subsidiaries owns or licenses or otherwise has the right to use all licenses, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, and other intellectual property rights that are necessary for the operations of its businesses as currently conducted, without, to the knowledge of the Borrowers, infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change. Set forth on Schedule 6.01(W) is a complete and accurate list as of the Closing Date of all such material licenses, patents, patent applications, registered trademarks, trademark applications, registered service marks, tradenames, registered copyrights, copyright applications and franchises of Borrowers and their Subsidiaries. Except as set forth in Schedule 6.01(W), to the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed by any of the Borrowers or their Subsidiaries in the conduct of their business, infringes upon or conflicts with any rights owned by any other Person, except for such infringements and conflicts which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change, and no claim or litigation regarding any of the foregoing is pending or threatened against the Borrowers or their Subsidiaries, except for such claims or litigation which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change.

     (x) Material Contracts. Set forth on Schedule 1.01(C) is a complete and accurate list as of the Closing Date of all Material Contracts to which the Borrowers or any of their Subsidiaries is a party, showing the parties and subject matter thereof and amendments and modifications thereto. As of the Closing Date and subject to the Effect of Bankruptcy, each such Material Contract (i) unless terminated in accordance with the terms of this Agreement, is in full force and effect and is binding upon and enforceable against each of the Borrowers and their Subsidiaries that is a party thereto and, to the best of the Borrowers' knowledge, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified (except to the extent permitted by this Agreement), and (iii) except for the Senior Notes and the Senior Subordinated Notes, is not in default due to the action of the Borrowers or their Subsidiaries or, to the best of the Borrowers' knowledge, any other party thereto, except to the extent disclosed in writing to the Lenders and the Agents.

     (y) Holding Company and Investment Company Acts. Neither Avado nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

     (z) Employee and Labor Matters. (i) There is (A) no unfair labor practice complaint pending or, to the best of the Borrowers' knowledge, threatened against the Borrowers or any of their Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or, to the best of the Borrowers' knowledge, threatened against the Borrowers or any of their Subsidiaries which arises out of or under any collective bargaining agreement,
(B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best of the Borrowers' knowledge, threatened against the Borrowers or any of their Subsidiaries and (C) to the best of the Borrowers' knowledge, no union representation question existing with respect to the employees of the Borrowers or any of their Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them, that, in the case of (A), (B) and (C) would reasonably be expected to have a Material Adverse Change.

     (aa) Customers and Suppliers. Except for the Effect of Bankruptcy, there exists no actual or, to the best of the Borrowers' knowledge, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (A) the Borrowers or any of their Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Borrower or any such Subsidiary are individually or in the aggregate material to the business or operations of the Borrowers and their Subsidiaries, taken as a whole, or (B) the Borrowers or any of its Subsidiaries, on the one hand, and any material supplier of the Borrowers and their Subsidiaries, taken as a whole, on the other hand (other than with respect to any vendor relationships, the retraction of any trade terms).

     (bb) INTENTIONALLY OMITTED.

     (cc) Liquor License  Subsidiaries.  None of the Liquor License Subsidiaries
(i) have any material assets other than those assets necessary to sell liquor, including liquor licenses, alcohol, and such bank accounts as are necessary to maintain cash sufficient to purchase alcohol, (ii) have any liabilities of any nature whatsoever (except short term liabilities in connection with purchases of alcohol and in respect of the maintenance of and compliance with liquor licenses (in an aggregate outstanding amount which does not exceed $250,000 at any one time)), or (iii) engage in any activity or business of any kind other than with respect to liquor licenses and the purchase of alcohol and its sale within Restaurants.

     (dd) Non-Wholly Owned Subsidiaries. The Non-Wholly Owned Subsidiaries do not have contractual liabilities of any kind or nature that have not been paid when due, in an aggregate outstanding amount at any one time in excess of $600,000, other than Indebtedness in respect of Permitted Intercompany Advances.

     (ee) Dormant Subsidiaries. None of the Dormant Subsidiaries (i) have any assets, (ii) have any liabilities of any nature whatsoever other than tax liabilities due and payable after the end of the 2003 Fiscal Year or liabilities resulting from the resolution of outstanding lawsuits, or (iii) engage in any activity or business of any kind.

     (ff) Location of Collateral; Chief Place of Business; Chief Executive Office FEIN; Name. There is no location at which the Borrowers or any of their Subsidiaries has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 6.01(FF), (ii) those locations resulting from a Disposition that is permitted under this Agreement, (iii) those locations permitted by the Security Agreements, and (iv) any other locations approved in writing by the Administrative Agent and the Collateral Agent. Schedule 6.01(FF) contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of the Borrowers and their Subsidiaries is stored. None of the receipts received by the Borrowers or any of their Subsidiaries from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 6.01(FF) sets forth a complete and accurate list as of the date hereof of (A) each place of business of the Borrowers and their Subsidiaries, (B) the chief executive office of each of the Borrowers and their Subsidiaries, (C) the exact legal name of each Loan Party, (D) the jurisdiction of organization of each Borrower, (E) the organizational identification number of each Borrower (or indicates that such Borrower has no organizational identification number) and (F) the federal employer identification number of each Loan Party.

     (gg) Security Interests. The Security Agreement and Interim Order (and the Final Order, when applicable) creates in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, a legal, valid and enforceable security interest in the Collateral secured thereby. Such security interests in and Liens on the Collateral granted thereby are perfected, first priority security interests, subject to Permitted Liens and the failure to perfect funds on deposit in deposit accounts (other than the Concentration Accounts and the Disbursement Accounts) in an aggregate amount not to exceed $150,000 at any time, and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens.

     (hh) Schedules. All of the information that is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, and is correct and accurate, except (i) if this Agreement refers to the correctness and accuracy of Schedules as of an earlier date and (ii) for differences resulting from circumstances, conditions, actions or inactions otherwise permitted by the terms of any Loan Document, including, without limitation, the Effect of Bankruptcy.

     Article VII - Reporting Covenants

     Each Borrower covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations:

     Section 7.01. Financial Statements. The Borrowers and each of its Subsidiaries shall maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Borrowers shall deliver or cause to be delivered to the Lenders:

     (a) Monthly Reports. Within twenty (20) days after the end of each fiscal month in each Fiscal Year, the Borrowers shall deliver to the Administrative Agent (i) the monthly operating reports as required by the Office of the United States Trustee, which shall include the consolidated balance sheets of the Borrowers and their Subsidiaries as at the end of such fiscal month and the related unaudited consolidated statements of income of the Borrowers and their Subsidiaries for such fiscal month, as certified by an Authorized Officer of Avado as fairly presenting, in all material respects, the consolidated financial position of the Borrowers and their Subsidiaries as at the dates indicated and the results of their operations for the fiscal months indicated, such consolidated balance sheets and consolidated statements of income in accordance with GAAP, subject to normal year end adjustments; and (ii) a variance report reflecting the actual cash receipts and disbursements for such fiscal month and the percentage variance of actual receipts and disbursements from those reflected in the Approved Budget for such period in a form reasonably satisfactory to the Administrative Agent, certified by an Authorized Officer of Avado as fairly presenting, in all material respects, the cash flow for such fiscal month.

     (b) Weekly Cash Flow Reports. On Wednesday of each week a report of cash flow of Avado and its Subsidiaries, containing the line items in the Approved Budget and indicating any variance from the Approved Budget in the actual cash flow for such week from that reflected in the Approved Budget and on a cumulative basis and for the prior week from the Approved Budget, certified by an Authorized Officer of Avado, as fairly presenting in all material respects, the cash flow for such period.

     (c) Officer's Certificate. Together with each delivery of any financial statement pursuant to Section 7.01(a), (i) an Officer's Certificate substantially in the form of Exhibit G attached hereto and made a part hereof, stating that the Authorized Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and consolidated and consolidating (where applicable) financial condition of the Borrowers during the accounting period covered by such financial statements, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes an Event of Default or Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken, are taking and proposes to take with respect thereto and
(ii) a certificate substantially in the form of Exhibit H attached hereto (the "Compliance Certificate"), signed by the Borrowers' chief financial officer, vice president of financial compliance and reporting, or controller, setting forth calculations (with such specificity as the Lenders may reasonably request) for the period then ended which demonstrate compliance, when applicable, with the provisions of Article X.

     (d) Budgets. Not later than one month prior to the expiration of the initial Budget Period, the Borrowers shall deliver to the Administrative Agent an updated budget for an additional six months in substantially the same format as the initial Approved Budget, which budget upon acceptance by the Administrative Agent (which approval will not be unreasonably withheld), shall become the Approved Budget.

     Section 7.02. Borrowing Base Certificate. The Borrowers shall provide the Administrative Agent with a Borrowing Base Certificate, certified as being true and correct by the Authorized Officer of Avado, with each Notice of Borrowing, as provided in Section 2.01, but not less frequently than monthly with the financial information to be provided pursuant to Section 7.01, and more frequently if requested by the Administrative Agent. Each Borrowing Base Certificate shall be prepared as set forth in Section 2.01(b).

     Section 7.03. Other Financial Information.

     (a) Such other information, reports, contracts, schedules, lists, documents, agreements and instruments with respect to (i) the Collateral and
(ii) the Borrowers' business, condition (financial or otherwise), operations, performance, properties or prospects as the Administrative Agent, the Collateral Agent or any Lender may, from time to time, reasonably request. The Borrowers hereby authorizes the Administrative Agent, the Collateral Agent, each Lender and their respective representatives to communicate directly with the accountants so long as an Authorized Officer of Avado participates in such communication and authorizes the accountants to disclose to the Administrative Agent, the Collateral Agent, each Lender and their respective representatives any and all financial statements and other information of any kind, including copies of any management letter or the substance of any oral information, that such accountants may have with respect to the Collateral or the Borrowers' condition (financial or otherwise), operations, properties, performance and prospects. The Administrative Agent, the Collateral Agent, the Lenders and such representatives shall treat any non-public information so obtained as confidential.

     (b) Copies of all documents and financial statements, reports and notices, if any, sent or made available generally by the Borrowers to the holders of its publicly-held Securities or to a trustee under any indenture or filed with the Commission, and of all press releases made available generally by the Borrowers to the public concerning material developments in the Borrowers' business.

     (c) Copies of any management reports delivered to any Borrowers or to any officer or employee thereof by the accountants in connection with the financial statements delivered pursuant to Section 7.01.

     (d) As soon as possible and in any event within five days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with any Material Contract.

     (e) As soon as possible and in any event within five days after execution, receipt or delivery thereof, copies of any material notices that any Loan Party executes or receives in connection with the sale or other Disposition of the Capital Stock of, or all or substantially all of the assets of, any Loan Party.

     Section 7.04. Notice of Events of Default and Material Adverse Change. Promptly upon the Borrowers obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Default, or becoming aware that any Lender or the Administrative Agent has given any notice with respect to a claimed Event of Default or Default under this Agreement, (ii) that any Person has given any notice to the Borrowers or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(g) or (iii) of any condition or event which has or could be reasonably likely to have a Material Adverse Change, the Borrowers shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A)the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith and (C) what action the Borrowers have taken, and proposes to take with respect thereto.

     Section 7.05. Lawsuits. The Borrowers shall give the Administrative Agent written notice promptly upon the Borrowers obtaining knowledge of the institution of, or written threat of, (A) any action, suit, proceeding or arbitration against or affecting any Borrowers or any asset of such Borrowers not previously disclosed pursuant to Schedule 6.01(G) which action, suit, proceeding or arbitration would be reasonably likely to result in a Material Adverse Change, (B) any investigation or proceeding before or by any Governmental Authority, the effect of which is reasonably likely to limit, prohibit or restrict materially the manner in which any Borrowers currently conducts its business or to declare any substance contained in such products manufactured or distributed by it to be dangerous, or (C) any Forfeiture Proceeding.

     Section 7.06. Insurance. The Borrowers shall deliver to the Administrative Agent and the Lenders (i) an updated Schedule 6.01(T), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, outlining any variance from the Schedule 6.01(T) delivered with Closing Date with respect to any insurance policies and programs currently in effect with respect to the respective property and assets and business of the Borrowers and their Subsidiaries, insurance coverage maintained as of the date of such report by the Borrowers and the loss payment provisions of such coverage and (ii) at the request of the Administrative Agent, evidence that all premiums with respect to such coverage have been paid when due.

     Section 7.07. INTENTIONALLY OMITTED.

     Section 7.08. INTENTIONALLY OMITTED

     Section 7.09. INTENTIONALLY OMITTED

     Section 7.10. INTENTIONALLY OMITTED

     Section 7.11. Other Information. Promptly upon receiving a request therefor from the Administrative Agent or the Required Lenders, the Borrowers shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Borrowers or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent or the Required Lenders.

     Article VIII - Affirmative Covenants

     The Borrowers, jointly and severally, covenant and agree that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations:

     Section 8.01. Existence, etc. Each Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except where the loss or termination of such rights and franchises does not have or is not likely to have a Material Adverse Change.

     Section 8.02. Powers; Conduct of Business. Each Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified except for those jurisdictions where failure to so qualify does not have or would not reasonably be expected to have a Material Adverse Change.

     Section 8.03. Compliance with Laws, etc. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law applicable to such Person or the business, property, assets or operations of such person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing except in the case where noncompliance with either clause (a) or (b) above does not have or is not reasonably likely to have a Material Adverse Change.

     Section 8.04. Payment of Taxes . The Borrowers shall, and shall cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property, in each case, arising after the Petition Date before any penalty or interest accrues thereon, the failure to make payment of which will have or is reasonably likely to cause a Material Adverse Change.

     Section 8.05. Inspection of Property; Books and Records; Discussions. The Borrowers shall, and shall cause each of its Subsidiaries to, permit any authorized representative(s) designated by either the Administrative Agent or any Lender to visit and inspect any of the assets of such Person, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated by the Loan Documents (including in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection by or on behalf of the Administrative Agent shall be at the Borrowers' expense. The Borrowers shall keep and maintain in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including transactions and other dealings with respect to the Collateral. If Default or an Event of Default has occurred and is continuing, the Borrowers upon the Administrative Agent's request, shall turn over any such records to the Administrative Agent or its representatives.

     Section 8.06. Tax Identification Numbers. Each Borrower shall, and shall cause each of its Subsidiaries to, provide the Administrative Agent in writing the tax identification numbers of such Person promptly upon the availability thereof.

     Section 8.07. INTENTIONALLY OMITTED

     Section 8.08. Condemnation. Immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of the owned or leased Real Property of the Borrowers, or any of its Subsidiaries, which would reasonably be expected to have a Material Adverse Change, the Borrowers shall notify the Administrative Agent of the pendency of such proceeding, and permit the Administrative Agent to participate in any such proceeding, and from time to time will deliver to the Administrative Agent all instruments reasonably requested by the Administrative Agent to permit such participation.

     Section 8.09. Maintenance of Properties. Except with respect to Restaurant closures that do not constitute Dispositions, rejection of leases or other executory contracts, or with the written consent of the Required Lenders, the Borrowers shall, and shall cause each of its Subsidiaries to, maintain and preserve all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, in all material respects with the provisions of all material leases to which each of them is a party as lessee or under which each of them occupies property which are necessary or useful in the proper conduct of their business, so as to prevent any material loss or forfeiture thereof or thereunder.

     Section 8.10. Maintenance of Insurance. Each Borrower shall maintain, and cause each of its Subsidiaries to maintain (either in the name of such Borrower or in such Subsidiary's own name), insurance with financially sound and reputable insurance companies or associations (including, without limitation, commercial general liability, property and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. All property policies covering the Collateral shall name Collateral Agent for the benefit of the Lenders as an additional insured or loss payee, in case of loss. All certificates of insurance are to be delivered to Collateral Agent and the policies shall contain a loss payable and additional insured endorsements in favor of Collateral Agent for the benefit of the Lenders (substantially in the form in existence on the Closing
Date), and shall provide for not less than 30 days' prior written notice to Collateral Agent and other named insureds of the exercise of any right of cancellation.

     Section 8.11. Obtaining of Permits, Etc. The Borrowers shall obtain, maintain and preserve, and cause each of their Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business and where the failure to so obtain, maintain and preserve would reasonably be expected to have a Material Adverse Change.

     Section 8.12. Environmental. The Borrowers shall (i) keep all property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause it Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Collateral Agent documentation of such compliance which Collateral Agent reasonably requests;
(iii) immediately notify Collateral Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Borrowers or any of its Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) promptly provide the Collateral Agent with written notice within eight (8) Business Days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of any Borrowers or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Borrowers or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which would reasonably be expected to have a Material Adverse Change.

     Section 8.13. Further Assurances. Each Borrower shall take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Lenders may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents, (ii) to subject to valid and perfected first priority Liens (except for Permitted Liens and the failure to perfect funds on deposit in deposit accounts of the Loan Parties (other than the Concentration Accounts and the Disbursement Account) in an aggregate amount not to exceed $150,000 at any one time) any of the Collateral or any other property of the Borrowers and their Subsidiaries acquired after the Closing Date (other than property owned by a Non-Wholly Owned Subsidiary), (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Collateral Agent for the ratable benefit of the Lenders the rights now or hereafter intended to be granted to the Collateral Agent for the ratable benefit of the Lenders under this Agreement or any other Loan Document. Notwithstanding the foregoing, the Agents do not intend to file financing statements, record mortgages or seek landlord consents unless the Agents make a reasonable determination that the Interim Order and Final Order fail to adequately perfect the security interests in the Collateral.

     Section 8.14. Change in Collateral; Collateral Records. The Borrowers shall
(i) give the Administrative  Agent and the Collateral Agent not less than thirty
(30) days' prior written notice of any change in the location of any Collateral, that is inventory (other than inventory in transit) or equipment other than locations set forth on Schedule 6.01(FF) and other than any change in location resulting from a Disposition which is permitted under this Agreement, and any change permitted under the Security Agreements, (ii) advise the Collateral Agent promptly, in sufficient detail, of any change which would reasonably be expected to have a Material Adverse Change relating to the value of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Collateral, such written statements and schedules, maintained by the Borrowers and their Subsidiaries in the ordinary course of business, as the Collateral Agent may reasonably require, designating, identifying or describing the Collateral.

     Section 8.15. Landlord Waivers. The Borrowers shall obtain at the time a Loan Party enters into a lease for real property not occupied on the Closing Date a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease), in form and substance satisfactory to the Collateral Agent.

     Section 8.16. INTENTIONALLY OMITTED

     Section 8.17. Fiscal Year. Each Borrower shall cause its Fiscal Year to end on the Sunday closest to December 31 of each calendar year unless the Required Lenders consent to a change in such Fiscal Year (and appropriate related changes to this Agreement).

     Section 8.18. Credit Card Agreements. Within sixty (60) days of the Closing Date, the Borrower shall deliver to the Administrative Agent the Credit Card Agreements; provided, however, if Bankruptcy Court approval is required such period is extended to one hundred twenty days (120) so long as the Borrowers apply for such approval within sixty (60) days from the Closing Date.

     Section 8.19. Concentration Account Agreements. Within thirty (30) days of the date of payment in full of the Drawbridge Debt in accordance with the terms of the pay-off letter therefor delivered to the Administrative Agent pursuant to
Section 5.01(a)(i) (the "Drawbridge Termination Date"), the Borrowers shall deliver to the Administrative Agent the Concentration Account Agreements, in each case, duly executed by Avado and the Concentration Account Bank.

     Article IX - Negative Covenants

     The Borrowers, jointly and severally, covenant and agree that each Borrower shall comply with the following covenants so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations:

     Section 9.01. Liens, Sales of Accounts Receivable. The Borrowers shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, or assign or otherwise transfer any Account Receivable or other right to receive income, other than Permitted Liens.

     Section 9.02. Indebtedness. The Borrowers shall not, and shall not permit any of their Subsidiaries to, create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness, other than Permitted Indebtedness.

     Section 9.03. Fundamental Changes, Asset Sales, and Acquisitions. The Borrowers shall not, and shall not permit any of their Subsidiaries to, wind-up, liquidate or dissolve itself (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or (agree to do any of the foregoing) or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing); provided, however, that, with the approval of the Administrative Agent in the cases of clauses (a) and (b):

     (a) any Dormant Subsidiary or any Non-Wholly Owned Subsidiary may be wound-up, liquidated or dissolved, so long as the proceeds of any such liquidation or dissolution and any remaining assets of such Dormant Subsidiary or Non-Wholly Owned Subsidiary are promptly transferred to another Borrower in connection therewith;

     (b) any Wholly Owned Subsidiary of the Borrowers may be merged into any Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary, consolidate with any Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary, or sell assets to any Borrower, other than a Liquor License Subsidiary or a Dormant Subsidiary.

     (c) the Borrowers and their Subsidiaries (other than the Liquor License Subsidiaries and the Dormant Subsidiaries) may (A) sell Inventory in the ordinary course of business, (B) dispose of obsolete or worn-out equipment in the ordinary course of business, and (C) reject leases and other executory contracts.

     Section 9.04. Change in Nature of Business. The Borrowers shall not, and shall not permit any of their Subsidiaries to, make any material change in the nature of its business as such business is carried on at the date hereof except as permitted under Section 9.03.

     Section 9.05. Investments. The Borrowers shall not, and shall not permit any of their Subsidiaries to, hold, own or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any Investment, except for: (i) Investments existing on the date hereof, as set forth on Schedule 9.05, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, and (ii) Permitted Investments; provided, however, that Borrowers and their Subsidiaries shall not have Permitted Investments in Securities Accounts or Deposit Accounts in excess of $200,000 in the aggregate for such accounts outstanding at any time unless a Control Agreement has been executed and delivered with respect to such Securities Accounts or Deposit Accounts.

     Section 9.06. Lease Obligations. The Borrowers shall not, and shall not permit any of their Subsidiaries to, suffer to exist any obligations as lessee for the payment of rent for any real or personal property under leases or agreements to lease other than (i) Capitalized Lease Obligations to the extent included in the definition of "Permitted Indebtedness", and (ii) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Borrowers and their Subsidiaries to exceed $29,000,000 during any Fiscal Year. The Borrower shall not, and shall not permit any of their Subsidiaries to, create or incur any obligation as lessee for the payment of rent for any real or personal property under any lease or otherwise (other than in connection with the assumption of executory leases in effect on the Petition Date) without the written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

     Section 9.07. INTENTIONALLY OMITTED

     Section 9.08. Payments of Certain Fees. So long as no Event of Default has occurred and is continuing, the Borrower may pay fees of the type included as Carve-Out Expenses and establish Funded Reserves for such fees that have been billed but not paid (including holdbacks imposed by the Court) from funds borrowed under the Facility (which Funded Reserves shall be in addition to the Carve-Out Expenses).

     Section 9.09. Federal Reserve Regulations. The Borrowers shall not, and shall not permit any Subsidiary to, use any Loan or the proceeds of any Loan under this Agreement for any purpose that would cause such Loans to be margin loans under the provisions of Regulation T, U or X of the Board.

     Section 9.10. Transactions with Affiliates. The Borrowers shall not, and shall not permit any Subsidiary to, enter into, renew, or extend any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except (i) incurrence and repayment of Permitted Intercompany Advances, (ii) royalty and management fees paid to a Borrower, and (iii) transactions in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to Borrowers or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

     Section 9.11. Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Borrowers shall not, and shall not permit their Subsidiaries to, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiaries of the Borrowers (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by the Borrowers or any of its Subsidiaries, (ii) to subordinate (other than in connection with the Senior Subordinated Note Documents or the Convertible Debentures) or to pay or prepay any Indebtedness owed to the Borrowers or any of its Subsidiaries, (iii) to make loans or advances to the Borrowers or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Borrowers or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 9.09 shall prohibit or restrict: (A) this Agreement and the other Loan Documents; (B) any applicable law, rule or regulation (including restrictions under the Bankruptcy Code, and the rules promulgated thereunder or in any order entered in the Chapter 11 Cases), (C) applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances); (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; (E) in the case of clause (iv) any holder of a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto; or (F) the Drawbridge Credit Agreement and related documents.

     Section 9.12. Limitation on Issuance of Capital Stock. The Borrowers shall not, and shall not permit any Subsidiaries to, issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, options or other rights for the purchase or acquisition of any of its Capital Stock, other than with the prior written consent of the Administrative Agent.

     Section 9.13. Modifications of Indebtedness, Organizational Documents and Certain Other Agreements. The Borrowers shall not, and shall not permit any of its Subsidiaries to:

     (i) Except as permitted in Section 9.16, amend, modify or otherwise change any of the provisions of any Indebtedness for borrowed money of the Borrower or any of its Subsidiaries or of any instrument relating to any such Indebtedness.

     (ii) Except for the Obligations and the payment of the Drawbridge Debt, make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of any Borrower or any of its Subsidiaries other than Permitted Pre-Petition Payments with the prior written consent of the Administrative Agent or the Required Lenders.

     (iii) refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, other than with the prior written consent of the Administrative Agent or the Required Lenders.

     (iv) directly or indirectly amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents) except such amendments, modifications or changes that either individually or in the aggregate would not be materially adverse to the interests of the Lenders, or any such amendments, modifications or changes in connection with the plans set forth on Schedule 9.12; and

     (v) directly or indirectly create or acquire any Subsidiary.

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

     Section 9.14. Investment Company Act of 1940. The Borrowers shall not, and shall not permit any Subsidiaries to, engage in any business, enter into any transaction, use any securities or take any other action that would cause any of them or any of their Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

     Section 9.15. Securities Accounts. The Borrowers shall not, and shall not permit any of its Subsidiaries to, establish or maintain any Securities Account unless Collateral Agent shall have received a Control Agreement in respect of such Securities Account. The applicable Borrower and/or such Subsidiary shall comply in all material respects with the provisions of each Control Agreement to which it is a party.

     Section 9.16. Environmental. The Borrowers shall not, and shall not permit any Subsidiaries to, permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by any Borrower or any Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Change.

     Section 9.17. Certain Agreements. The Borrowers shall not, and shall not permit any Subsidiaries to, agree to any material amendment or other material change to or material waiver of any of its rights under the Material Contracts (other than the rejection of, entry into or modification of, any Contractual Obligation under any Chapter 11 Case).

     Section 9.18. Liquor License Subsidiaries. The Borrowers shall not, and shall not permit their Subsidiaries to, permit any Liquor License Subsidiary to
(i) have or acquire any material assets other than liquor licenses or such assets as are necessary for the sale of alcohol in certain Restaurants, (ii) incur liabilities of any nature whatsoever (except in connection with the maintenance of and compliance with liquor licenses, and liabilities, as are necessary for the sale of alcohol in certain Restaurants (in an aggregate outstanding amount which does not exceed $250,000 at any one time)), or (iii) engage in any other activity or business of any kind other than with respect to the sale of alcohol in certain Restaurants.

     Section 9.19. Non-Wholly Owned Subsidiaries. The Borrowers shall not, and shall not permit their Subsidiaries to, permit any Non-Wholly Owned Subsidiary to own any Capital Stock.

     Section 9.20. Dormant Subsidiaries. The Borrowers shall not, and shall not permit their Subsidiaries to, permit any Dormant Subsidiary to (i) have or acquire any assets, (ii) incur any Indebtedness or any additional liabilities of any nature whatsoever, or (iii) engage in any other activity or business of any kind other than the payment of outstanding taxes, the resolution of outstanding lawsuits and the dissolution thereof and the prosecution of their Chapter 11 Cases.

     Article X - Financial Covenants

     The Borrowers covenant and agree to the following, so long as any Commitments are outstanding and until payment in full of all of the Obligations:

     Section 10.01. Adjusted Total Operating Cash Flow. Adjusted Total Operating Cash Flow, as of any date of measurement and calculated on a three-month rolling basis from the first Business Day of the Borrowers fiscal month of February, 2004, shall be not less than eighty-five percent (85%) of the amount shown as "Adjusted Total Operating Cash Flow" on the Approved Budget through the three-month period ending on such date of measurement; provided that for the measurement dates occurring one month and two months following the commencement of the Chapter 11 Cases, actual Adjusted Total Operating Cash Flow shall be calculated for one month and for two months, respectively.

     Section 10.02. Total Non-Operating Disbursements. Total Non-Operating Disbursements shall not, as of any date of measurement, exceed one hundred and ten percent (110%) of the amount shown as "Total Disbursements" on the Approved Budget less "total Operating Disbursements" on the Approved Budget, with respect to such measurement date, calculated, on a cumulative basis for the period commencing with the first Business Day of the Borrowers fiscal month of February 2004 through such date of measurement.

     Section 10.03. Repairs/Capital Expenditures. Repairs and Maintenance/Capital Expenditures shall not, as of any date of measurement, exceed one hundred and ten percent (110%) of the amount shown as "Repairs and Maintenance/Capital Expenditures" on the Approved Budget with respect to such measurement date, calculated on a cumulative basis for the period commencing with the commencement of the Chapter 11 Cases through such date of measurement.

     Section 10.04. Certain Defined Terms for the Financial Covenants.


     (a) For the purposes of this Agreement,

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

     (i) "Adjusted Total Operating Cash Flow" means Total Receipts less Total Operating Disbursement as shown on the Approved Budget.

     (ii) "Total Non-Operating Disbursements" means all disbursements by the Borrowers except those disbursements deducted in the calculation of Adjusted Total Operating Cash Flow.

     (b) Total Operating Disbursements and Total Non-Operating Disbursements shall be calculated on a cash basis as paid, provided that any amounts that are outstanding for more than sixty (60) days shall be deemed paid, and, provided further, any Operating Disbursements that are deferred by agreement with the applicable vendor or financed shall be deemed paid on the date when such disbursement would have been paid in the ordinary course of business absent an agreement for such deferral or financing.

     Article XI - Events of Default, Rights and Remedies

     Section 11.01. Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement.

     (a) Failure to Make Payments When Due. The Borrowers shall fail to pay any Obligation (whether principal, reimbursement obligations, interest, fees, expenses, indemnities or other obligations) when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise).

     (b) Breach of Representation or Warranty. Any representation or warranty made or deemed made by or on behalf of any Borrower or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Administrative Agent or any Lender pursuant to any Loan Document shall have been incorrect or misleading in any material respect when made or deemed made.

     (c) Any Borrower shall fail to perform or comply with any covenant or agreement contained in Sections 7.01(a) through (e), 7.02, 8.03, 8.06, 8.10, 8.11, or 8.14, and such failure continues for a period of 3 Business Days.

     (d) Any Borrower shall fail to perform or comply with any covenant or agreement contained in Sections 7.03, 7.05, 7.06, 7.08, 7.09, 7.11, or 8.08, and
such failure continues for a period of 5 Business Days.

     (e) Breach of Certain Covenants. Any Borrower shall fail to perform or comply with any covenant or agreement contained in Sections 7.04, 7.10 or 8.05,
Article IX or Article X under this Agreement or contained in any other Loan Document.

     (f) Other Defaults. Any Borrower shall fail to perform or comply with any other covenant or agreement (other than those set forth in Sections 11.01(a) and (e)) and such failure continues for 10 Business Days;

     (g) Default as to Other Indebtedness. Any Borrower shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness entered into after the Petition Date if the aggregate amount of such Indebtedness is in excess of $300,000 in the aggregate and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof (with or without the giving of notice or lapse of time or both) is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness or, as to such Indebtedness, permit the holder or holders of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any Indebtedness if the aggregate amount of such Indebtedness is $300,000 shall be declared be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by any Borrower (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or the holder or holders of any Lien, securing obligations of $300,000 or more, shall commence foreclosure of such Lien upon property of any Borrower.

     (h) INTENTIONALLY OMITTED.

     (i) INTENTIONALLY OMITTED.

     (j) Invalidity of Documents. Any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against a Borrower intended to be a party thereto; or the validity or enforceability thereof shall be contested by any party thereto; or a proceeding shall be commenced by any Borrower, seeking to establish the invalidity or unenforceability thereof; or a Borrower shall deny in writing that it has any liability or obligation purported to be created under any Loan Document.

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

     (k) Loan Documents. At any time, for any reason, (i) any Loan Document, the Interim Order and the Final Order (when applicable) shall for any reason (other than pursuant to the express terms hereof or thereof) fail or cease to create a valid and perfected Lien or the Liens intended to be created thereby are, or any Borrower seeks to render such Liens, invalid or unperfected except for the failure to perfect funds on deposit in deposit accounts of the Borrowers in an aggregate amount not to exceed $150,000 at any one time, or (ii) Liens in favor of the Collateral Agent contemplated by the Loan Documents shall be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated hereby or by the other Loan Documents , the Interim Order and the Final Order (subject to Permitted Liens).

     (l) Judgments. One or more judgments or judicial or administrative orders for the payment of money exceeding $300,000 in the aggregate shall be rendered against a Borrower after the Petition Date which is not stayed under the Bankruptcy Code (other than an order of the Bankruptcy Court) and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or judicial or administrative order, or (ii) there shall be a period of 20 consecutive Business Days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this
Section 11.01(l) if and to the extent that (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order.

     (m) Change of Control. A Change of Control shall have occurred.

     (n) Material Adverse Change. A Material Adverse Change shall have occurred and be continuing.

     (o) Lease Guaranties. The Borrowers or any of its Subsidiaries shall have made any payment or payments of any kind or nature on account of one or more Lease Guaranties which, in the aggregate, exceed $250,000.

     (p) Payments in Respect of Convertible Debentures or TECONS. The Borrowers or any of its Subsidiaries shall have made any payments in respect of the Convertible Debentures or the TECONS.

     (q) Post Bankruptcy Filing Events. Failure of the Bankruptcy Court to enter a Final Order within 30 days of the Closing Date; dismissal of any material portion of the Chapter 11 Cases with respect to any of the Borrowers or conversion of any of such Chapter 11 Cases to a Chapter 7 case; appointment of a Chapter 11 trustee or examiner or other person with expanded powers; granting of relief from the automatic stay to permit foreclosure on material assets of the Borrowers; reversal, vacation or stay of the effectiveness of either the Interim Order or the Final Order; and cessation of liens or super-priority claims granted with respect to the Loans to be valid, perfected and enforceable in all respects.

     then, and in any such event and during the continuance thereof, the Administrative Agent may, and at the written direction of the Required Lenders shall, (A) by notice to Avado (which notice shall be effective notice to all the Borrowers), (i) terminate or reduce the Commitments, whereupon the Commitments shall immediately be terminated or reduced, and (ii) declare all or a portion of Loans then outstanding to be due and payable, whereupon all or such portion of the aggregate principal of such Loans all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement and all other Obligations shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers and (B) following at least five (5) Business Days written notice to Avado, exercise any and all of its other rights and remedies hereunder, under the other Loan Documents, under applicable law and otherwise.

     Article XII - Management, Collection and Status of Accounts Receivable and Other Collateral

     Section 12.01. Collection of Accounts Receivable; Management of Collateral.

     (a) Avado has established and at all times shall maintain concentration accounts (the "Concentration Accounts") at the Concentration Account Bank and identified as the "Collateral Agent Accounts" in the Concentration Account Agreements (as defined below), and shall promptly deposit, and shall cause each of their Subsidiaries promptly to deposit, all Collections received by the Borrowers or any of their Subsidiaries from any source, and in any event no later than the second Business Day after the date of receipt thereof, (excluding cash retained at locations in accordance with customary practice), into the Concentration Accounts. From and after the Drawbridge Termination Date, the Borrowers, the Administrative Agent and the Concentration Account Bank shall have entered into concentration account agreements, including a depository account agreement and a account control agreement, in form and substance reasonably satisfactory to the Administrative Agent (the "Concentration Account Agreements"). Neither the Concentration Account Agreements nor the arrangements contemplated thereby shall be modified by the Borrowers or any of their Subsidiaries without the prior written consent of the Administrative Agent. Upon the terms and subject to the conditions set forth in the Concentration Account Agreements, all amounts received in the Concentration Accounts shall be deposited each Business Day into the Administrative Agent Account. Until the
Administrative Agent has advised the Borrowers to the contrary upon the occurrence and during the continuance of an Event of Default, the Borrowers and their Subsidiaries may and will enforce, collect and receive all amounts owing on the Account Receivables for the benefit of, and on behalf of, the Collateral Agent and the Lenders. All Collections (including checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness) received directly by the Borrowers or any of their Subsidiaries from any Account Debtor or any other source (exclusive of the Lenders), whether as proceeds from Accounts Receivable, or as proceeds of any other Collateral, or otherwise, shall be received and held by the applicable Loan Party in trust for the Lenders and deposited by such Loan Party in original form and no later than the next Business Day after receipt thereof into the Concentration Accounts. The Borrowers shall not, nor shall it permit any of their Subsidiaries to, commingle such Collections with the proceeds of any Loan. All Collections of each Subsidiary of the Borrowers deposited into the Concentration Accounts by such Subsidiary shall be deemed first to be a repayment of all outstanding Intercompany Advances made by any Loan Party to such Subsidiary, until paid in full, with all such remaining Collections being deemed to be a distribution by such Subsidiary to Borrowers through each Person who (directly or indirectly through one or more intermediaries) owns the Capital Stock of such Subsidiary, other than any limited partner of a Non-Wholly Owned Subsidiary.

     (b) The Administrative Agent shall charge the Loan Account on the last day of each month for one (1) Business Day of "clearance" or "float" at the rate applicable to Loans set forth in Section 4.01(a) on all Collections that are received by the Administrative Agent (regardless of whether forwarded by a Concentration Account Bank to the Administrative Agent, whether provisionally applied to reduce the Obligations under the Loan Documents, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the Lenders' financing of the Borrowers, and shall apply irrespective of the characterization of whether receipts are owned by the Borrowers or the Lenders, and whether or not there are any outstanding Loans, the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections. All funds received in the Concentration Account in excess of $250,000 (calculated as of 2:00 p.m. New York City time) and after the payment (or accrual therefor of disbursements made that day) shall be sent at the end of each Business Day by wire transfer or Automated Clearing House Inc. payment to the Administrative Agent to be credited to the Loan Account for application to reduce the then principal balance of the Loans, conditional upon final payment to the Administrative Agent. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

     (c) During the continuance of an Event of Default, the Collateral Agent may send a notice of assignment and/or notice of the Collateral Agent's security interest, held for the benefit of it and the Lenders, to any and all Account Debtors, and during such time period, the Collateral Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Accounts Receivable and the books and records relating thereto. Except, in the absence of a continuing Event of Default, if the aggregate amount of Accounts Receivable other than credit card receivables is more than $250,000, the Borrowers shall not, and shall not permit its Subsidiaries to, without prior written consent of the Administrative Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (d) Avado and each other Borrower hereby appoints the Administrative Agent for the benefit of the Collateral Agent and the Lenders or their designee as such Borrower's attorney-in-fact with power exercisable during the continuance of any Event of Default: (i) to demand payment of the Accounts Receivable from Account Debtors, to enforce payment of the Accounts Receivable by legal proceedings or otherwise, and generally exercise all of such Borrower's rights and remedies with respect to the collection of the Accounts Receivable, (ii) to endorse such Borrower's name upon any checks or other evidences of payment relating to the Accounts Receivable, (iii) to sign such Borrower's name on any invoice or bill of lading relating to any of the Accounts Receivable, (iv) to sign such Borrower's name on any drafts against Account Debtors with respect to Accounts Receivable, (v) to prepare, file, and sign such Borrower's name to a proof of claim or similar document against any Account Debtor in connection with a bankruptcy proceeding commenced by or with respect to such Account Debtor,
(vi) to use such Borrower's stationery and to sign such Borrower's name on any assignments of Accounts Receivable, verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivables, and (vii) to send verifications of Accounts Receivable. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission, or for any error of judgment or mistake of fact or law (other than acts, errors, or mistakes, constituting gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction); this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

     (e) Nothing contained herein shall be construed to constitute the Collateral Agent, the Administrative Agent or any Lender as agent of the Borrowers or any of their Subsidiaries in connection with its actions under this
Article XII for any purpose whatsoever, and the Collateral Agent, the Administrative Agent and the Lenders shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Accounts Receivable wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Collateral Agent, the Administrative Agent or the Lenders constituting gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction). The Collateral Agent, the Administrative Agent and the Lenders shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Collateral Agent, the Administrative Agent or the Lenders constituting gross negligence or willful misconduct). The Collateral Agent, the Administrative Agent and the Lenders, by anything in this Article XII or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to the Collateral Agent and shall not be responsible in any way for the performance by the Borrowers or any of its Subsidiaries of any of the terms and conditions thereof.

     (f) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Administrative Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Borrowers' account and to charge the Borrowers therefor. The Borrowers shall notify the Administrative Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice or actual knowledge of such tax, the Administrative Agent for the benefit of the Collateral Agent and the Lenders shall not, to the fullest extent permitted by law, be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

     Section 12.02. INTENTIONALLY OMITTED

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     Section 12.03.  Status of Accounts  Receivable and Other  Collateral.  With
respect to Accounts Receivable of the Borrowers, other than (solely to the extent that the Credit Card Agreements are in full force and effect and are being complied with by all parties thereto in all material respects other than the Administrative Agent) credit card receivables, and so long as the aggregate amount of such Accounts Receivable (other than credit card receivables) exceeds $200,000 in the aggregate, the Borrowers, jointly and severally, covenant, represent and warrant as follows: (a) Borrowers shall be the sole owner, free and clear of all Liens except in favor of the Collateral Agent for the benefit of the Lenders or as otherwise permitted hereunder, and fully authorized to sell, transfer, pledge and/or grant a security interest in each such Account Receivable [subject to any Permitted Lien securing the Drawbridge Debt]; (b) substantially all of such Accounts Receivable shall be good and valid Accounts Receivable representing undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by the Borrowers; (c) substantially all of such Accounts Receivable shall not be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in the Borrowers' business and as otherwise disclosed to the Administrative Agent; (d) none of the transactions underlying or giving rise to substantially all of such Accounts Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by the Borrowers at or before the time such Accounts Receivable are created; (f) all agreements, instruments and other documents relating to such Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents of the Borrowers and their Subsidiaries relating to such Accounts Receivable shall be genuine and all signatories and endorsers shall have full
capacity  to  contract;   (h)  the  Borrowers   shall,  and  shall  cause  their
Subsidiaries to, maintain books and records pertaining to such Accounts Receivable in such detail, form and scope as is in accordance with its past practices; (i) the Borrowers shall immediately notify the Administrative Agent if the material portion of any Accounts Receivable arise out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Administrative Agent or the Collateral Agent in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent for the benefit of the Lenders and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) the Borrowers will, immediately upon learning thereof, report to the Administrative Agent any material loss or destruction of, or substantial damage to, any material portion of such Accounts Receivable, and any other matters affecting the value, enforceability or collectibility of any material portion of such Accounts Receivable; (k) if any amount payable under or in connection with any material portion of such Accounts Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral.

     Section 12.04. Collateral Custodian. During the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of
Section 9.07 or Article X, the Collateral Agent or the Administrative Agent may at any time and from time to time employ and maintain on the Borrowers' and any of its Subsidiaries' premises one or more custodians selected by the Collateral Agent or the Administrative Agent who shall have reasonable access to the books and records of the Borrowers and their Subsidiaries and shall have full authority to perform all acts reasonably required to (a) ensure that all Collections are sent to the Concentration Account Bank in conformance with the Concentration Account Agreements and the Credit Card Agreements, or (b) take such actions as are authorized pursuant to Section 14.04(c). The Borrowers hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever Collateral Agent may reasonably request in connection with the foregoing. All reasonable costs and expenses incurred by the Collateral Agent, the Administrative Agent and the Lenders by reason of the employment of the custodian shall be the responsibility of the Borrowers and charged to the Loan Account. The Administrative Agent, the Collateral Agent, the Lenders and such custodians shall be responsible for any loss, liability, claim or expense to the extent resulting from the gross negligence or willful misconduct of any such custodian.

     Article XIII - THE AGENTS

     Section 13.01. Appointment Powers and Immunities; Delegation of Duties, Liability of Agents.

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     (a) The Lender hereby designates and appoints  Administrative  Agent as its administrative agent under this Agreement and the other Loan Documents and Collateral Agent as its collateral agent under this Agreement and the other Loan Documents. The Lender hereby irrevocably authorizes each such Agent to take such action on the Lender's behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Each such Agent agrees to act as such on the express conditions contained in this
Article XIII. The provisions of this Article XIII are solely for the benefit of the Administrative Agent, Collateral Agent, and the Lenders. Borrowers shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that certain of the provisions of Section 13.13 hereof also shall be for the benefit of Borrowers. Any provision to the contrary
contained   elsewhere  in  this   Agreement  or  in  any  other  Loan   Document
notwithstanding, each such Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall each such Agent have or be deemed to have any fiduciary relationship with any of the Lenders and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each such Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only and that each such Agent is merely the representative of the Lenders, and has only the contractual duties set forth in this Agreement and the other Loan Documents. Except as expressly otherwise provided in this Agreement, each such Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which such Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. No Lender shall have any right of action whatsoever against each such Agent as a result of such Agent acting or refraining from acting hereunder pursuant to such discretion and any action taken or failure to act pursuant to such discretion shall be binding on the
Lenders. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Administrative Agent or Collateral Agent, each of the Lenders agree that, as long as this Agreement remains in effect: (i) (A) Administrative Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, the Collections, and related matters, and (B) Collateral Agent shall have the right to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (ii) Collateral Agent shall have the right to execute or file any and all financing or similar
statements   or   notices,   amendments,   renewals,   supplements,   documents,
instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents; (iii) Administrative Agent shall have the right to make the Loans, for itself or on behalf of the applicable Lenders as provided in the Loan Documents; (iv) Administrative Agent shall have the right to exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (v) Administrative Agent shall have the right to open and maintain such bank accounts and lock boxes as Administrative Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collections and, on behalf of Collateral Agent, the Collateral; (vi) (A) Administrative Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to Borrowers, the Obligations, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (B) Collateral Agent shall have the right to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to Borrowers, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents; and (vii) Administrative Agent and Collateral Agent each shall have the right to incur and pay such fees, charges, and expenses under the Loan Documents as such Agent reasonably may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents. Administrative Agent may deem and treat the payee of any Obligation as the holder thereof for all purposes of the Loan Documents unless and until a notice of the assignment or transfer of such Obligation shall have been filed with Administrative Agent. Each Lender further consents to (y) the execution, delivery, and performance by Administrative Agent or Collateral Agent of each Loan Document entered into by such Agent on behalf of the Lenders as contemplated by this Agreement, and (z) the terms of such Loan Documents.

     (b) Except as otherwise provided in this section, each of Administrative Agent and Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Each of Administrative Agent and Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this section and without gross negligence or willful misconduct.

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

     (c) None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any Lender for any recital, statement, representation or warranty made by Borrowers or any Subsidiary or Affiliate of Borrowers, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent or Collateral Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrowers or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrowers or any of its Subsidiaries.

     Section 13.02. Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person, and upon advice and statements of legal counsel (including counsel to Borrowers or counsel to any Lender), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it first shall receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If any Agent so requests, it first shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent in all cases shall be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

     Section 13.03. Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Administrative Agent for the account of the Lenders, except with respect to Events of Default of which Administrative Agent has actual knowledge, and unless Administrative Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "Notice of Default". Administrative Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Administrative Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and each Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Sections 13.02 and 13.07, each Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Article XI; provided, however, that unless and until such Agent has received any such request, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     Section 13.04. Rights as a Lender.

     (a) With respect to its Commitments and the Loans made by it, DDJ (and any successor acting as Administrative Agent, if any, as permitted by Section 13.08(a) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. DDJ (and any successor acting as Administrative Agent) and its affiliates may (without having to account for the same to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Administrative Agent, and DDJ (and its successors) and its affiliates may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

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

     (b) With respect to its Commitments and the Loans made by it, DDJ (and any successor acting as Collateral Agent, if any, as permitted by Section 13.08(b) hereof) in its capacity as a Lender under the Loan Documents shall have the same rights, privileges and powers under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Collateral Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Collateral Agent in its individual capacity. DDJ (and any successor acting as Collateral Agent) and its affiliates may (without having to account for the same to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with Borrowers (and any of its Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and DDJ and its affiliates may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

     Section 13.05. Costs and Expenses; Indemnification. Each Agent may incur and pay fees, costs, and expenses under the Loan Documents to the extent such Agent deems reasonably necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrowers is obligated to reimburse the Lenders for such expenses pursuant to the Loan
Agreement or otherwise. Each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof (in accordance with its Commitment). Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (without limiting the obligation of Borrowers to do so), according to their Pro Rata Shares (in accordance with their respective Total Commitments), from and against any and all Indemnified Matters (including without limitation Indemnified Matters arising under any Environmental Law as provided in Section 14.15); provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Matters resulting solely from such Person's gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent or Collateral Agent, as the case may be, upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys fees and expenses) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein. The undertaking in this section shall survive the payment of all Obligations hereunder and the resignation or replacement of any Agent.

     Section 13.06. Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by any Agent hereinafter taken, including any review of the affairs or Property of Borrowers and their Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lenders) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lenders) party to a Loan Document. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Agent, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrowers and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     Section 13.07. Failure to Act. Except for action expressly required of any Agent under the Loan Documents, such Agent shall in all cases be fully justified in failing or refusing to act under any Loan Document unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 13.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     Section 13.08. Resignation of Agent.

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

     (a) Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notice to the Lenders and Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been appointed by the Required Lenders and have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring
Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     (b) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, Collateral Agent may resign at any time by notice to the Lenders and Borrowers. Upon any such resignation, Required Lenders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been appointed by Required Lenders and have accepted such appointment within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of Lenders, appoint a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations, under the Loan Documents. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

     Section 13.09. Collateral Sub-Agents. The Lenders by its execution and delivery of this Agreement (or any joinder hereto or any Assignment and Acceptance hereunder), agrees that, in the event it shall hold any monies or other investments on account of Borrowers, such monies or other investments shall be held in the name and under the control of the Administrative Agent or such Lender, and the Administrative Agent or such Lender shall hold such monies or other investments as a collateral sub-agent for Collateral Agent under this Agreement and the other Loan Documents. Borrowers by its execution and delivery of this Agreement hereby consents to the foregoing.

     Section 13.10. Communications by Borrowers. Except as otherwise provided in this Agreement, Borrowers' communications with respect to the Loan Documents shall be with Administrative Agent or Collateral Agent, as the case may be, and Borrowers shall be under no obligation to communicate directly with the Lenders.

     Section 13.11. Collateral Matters.

     (a) The Lenders hereby irrevocably authorize Collateral Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrowers of all Obligations; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrowers certifies in writing to Collateral Agent that the sale or disposition is permitted under this Agreement or the other Loan Documents (and Collateral Agent may rely conclusively on any such certificate, without further inquiry);
(iii) constituting property in which Borrowers owned no interest at the time the security interest was granted or at any time thereafter; (iv) constituting property leased to Borrowers under a lease that has expired or is terminated in a transaction permitted under this Agreement, or (v) which, in the aggregate with all other dispositions of Equipment, has a fair market value or book value, whichever is less, of $1,000,000 or less. Except as provided above or expressly provided in any other Loan Document, Collateral Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of all of the Lenders. Upon request by Collateral Agent or Borrowers at any time, Administrative Agent and the Lenders will confirm in writing Collateral Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 13.11; provided, however, that (1) Collateral Agent shall not be required to execute any document necessary to evidence such release on terms that, in Collateral Agent's opinion, would expose Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrowers in respect of) all interests retained by Borrowers, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (b) Collateral Agent shall have no obligation whatsoever to any other Lenders to assure that the Collateral exists or is owned by Borrowers or is cared for, protected, or insured or has been encumbered, or that the Lenders' Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Collateral Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the terms and conditions contained herein, Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given Collateral Agent's own interest in the Collateral in its capacity as one of the Lenders and that Collateral Agent shall have no other duty or liability whatsoever to any other Lender as to any of the foregoing, except as otherwise provided herein.

     Section 13.12. Restrictions on Actions by Administrative Agent and the Lenders; Sharing Payments.

     (a) Administrative Agent and each of the Lenders agrees that it shall not, without the express consent of Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Administrative Agent and Collateral Agent, set off against the Obligations, any amounts owing by such Lenders to Borrowers or any accounts of Borrowers now or hereafter maintained with such Lenders. Administrative Agent and each of the Lenders further agrees that it shall not, unless specifically requested to do so by Collateral Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lenders any preference or priority against the other Lenders with respect to the Collateral.

     (b) Subject to Section 13.04, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from Administrative Agent in excess of such Lender's ratable portion of all such distributions by
Administrative Agent, such Lender promptly shall turn the same over to Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to Administrative Agent, or in same day funds, as applicable, for the account of the Lenders and for apportionment and application to the Obligations in accordance with Section 3.02 hereof.

     Section 13.13. Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of an Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Administrative Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lenders. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 13.05, no Agent or any Lender shall have any liability for the acts of the other Agent or any other Lender. No Lender shall be responsible to Borrowers or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     Article XIV - Miscellaneous

     Section 14.01. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered:

     if to Borrowers, at the following address:

                  AVADO BRANDS, INC.
                  Hancock at Washington
                  Madison, Georgia 30650-1304
                  Attention:  [_____________________]
                  Telecopier:  [_____________________]

     with a copy to:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                  333 West Wacker Drive
                  Chicago, Illinois 60606
                  Attention:  Randall J. Rademaker, Esq.
                  Telecopier:  (312) 407-0411

     if to either Agent or to either Agent on behalf of the Lenders, at the following address:

                  Robert L. Hockett, Esq.
                  DDJ Capital Management, LLC
                  141 Linden Street, Suite 4
                  Wellesley, MA 02482
                  Telecopier:  (781) 283-8555

                  Wendy Schnipper Clayton, Esq.
                  DDJ Capital Management, LLC
                  141 Linden Street, Suite 4
                  Wellesley, MA 02482
                  Telecopier:  (781) 283-8541

     with a copy to:

                  Jon D. Schneider, Esq.
                  Goodwin Procter, LLP
                  Exchange Place
                  Boston, MA  02109
                  Telecopier: (617) 523-1231

     or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 14.01. All such notices and other communications shall be effective, (i) if mailed, when received or five (5) days after deposited in the mails with postage pre-paid and properly addressed, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to Administrative Agent pursuant to Article II shall not be effective until received by Administrative Agent.

     Section 14.02. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrowers or any Lenders therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or by Administrative Agent and Collateral Agent, in each case, at the written request of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by Borrowers, all the Lenders, Administrative Agent and Collateral Agent do any of the following:

     (a) increase or extend the Commitment of any Lender;

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

     (c) reduce the principal of, or the rate of interest specified herein, on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document, or forgive, compromise, or cancel any of the Obligations;

     (d) change the percentage of the Commitments that is required for the Lenders or any of them to take any action hereunder;

     (e) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

     (f) release Collateral other than as permitted by Section 13.11, or subordinate any security interest or liens of Collateral Agent for the benefit of the Lenders;

     (g) change the definition of "Required Lenders";

     (h) release Borrowers from any Obligation for the payment of money, or agree to subordinate any of the Obligations in right of payment to any other Indebtedness;

     (i) amend the provisions of Section 3.03;

     (j) permit the sale of all or substantially all of the Capital Stock of Borrowers or any of its Subsidiaries (except to the extent necessary to effect a Disposition otherwise permitted hereunder);

     (k) change the definition of the Borrowing Base or Availability; or

     (l) amend any of the provisions of Article XIV;

     and, provided further, however, that (1) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, (2) no amendment, waiver or consent shall, unless in writing and signed by Collateral Agent, affect the rights or duties of Collateral Agent under this Agreement or any other Loan Document, and (3) each of the Lenders is hereby deemed to have instructed the Collateral Agent (A) to release its Liens as to the property which is the subject of any asset sale, assignment or other disposition of property or assets which is permitted hereunder without any further consent of any Lender, and (B) to take such other actions as are necessary or desirable to facilitate any such disposition. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to Article XIII shall not require the consent by or the agreement of any Loan Party.

     Section 14.03. No Waiver; Remedies, Etc. No failure on the part of the Lenders or Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lenders and Administrative Agent provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lenders and Administrative Agent under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lenders and Administrative Agent to exercise any of their rights under any other Loan Document against such party or against any other Person.

     Section 14.04.  Expenses;  Taxes,  Attorneys' Fees. Borrowers will pay, two
(2) Business Days following demand therefor, all (i) reasonable out of pocket costs and expenses of the Agents (including, without limitation, all reasonable fees, expenses and disbursements to outside counsel and consultants) in connection with the preparation, execution and delivery of the Loan Documents, the funding of Loans, the administration of the Loan Documents (including, without limitation, participation in the Chapter 11 cases) and any amendment or waiver of any provision of the Loan Documents and (ii) reasonable out of pocket costs and expenses of the Agents and the Lenders (including, without limitation, reasonable fees, expenses and disbursements of counsel) in connection with the enforcement or protection of any of their rights and remedies under the Loan Documents.

     Section 14.05. Right of Set-off, Sharing of Payments, Etc.

     (a) During the continuance of any Event of Default and in addition to (and without limitation of) any right of set-off, banker's lien, or counterclaim any Lender may otherwise have, each Lender (at its option but only with the prior written consent of all Lenders) may, and is hereby authorized by Borrowers to, at any time and from time to time, without notice to Borrowers (any such notice being expressly waived by Borrowers), to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. During the continuance of any Event of Default, the Lenders may, and is hereby authorized to, at any time and from time to time, without notice to Borrowers (any such notice being expressly waived by Borrowers), to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lenders to or for the credit or the account of Borrowers against any and all Obligations now or hereafter existing under any Loan Document, irrespective of whether or not the Lenders shall have made any demand hereunder or thereunder. The Lenders agree to notify Borrowers, Collateral Agent and Administrative Agent promptly after any such set-off and application made by the Lenders provided that the failure to give such notice to Borrowers shall not affect the validity of such set-off and application.

     (b) If any Lender shall obtain from Borrowers payment of any Obligation through the exercise of any right of set-off, banker's lien, or counterclaim or similar right or otherwise (other than from Administrative Agent as provided in this Agreement), and, as a result of such payment, such Lender shall have received a greater amount of the Obligations than the amount allocable to such Lender hereunder, Administrative Agent and the other Lenders (including such Lender) shall promptly make such adjustments from time to time as shall be equitable, to the end that the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with Section 3.02(b). To such end the Lenders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored.

     (c) Nothing contained in this Section 14.05 shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrowers. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 14.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 14.05 to share in the benefits of any recovery on such secured claim.

     Section 14.06. Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 14.07. Assignments and Participations.

     (a) This Agreement shall be binding upon and inure to the benefit of Borrowers and the Lenders and their respective successors and assigns; provided, however, that Borrowers may not assign or transfer any of their rights hereunder without the prior written consent of the Lenders and any such assignment without the Lenders' prior written consent shall be null and void. Each Lender may at any time sell, assign or participate its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans made by it) without notice to or the consent of the Borrowers or any other Lenders.

     (b) Any foreign Person who purchases or is assigned any portion of such Loan shall provide the Borrowers and the Administrative Agent (in the case of a purchase or assignment) or the applicable Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Loan.

     (c) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except rights granted pursuant to Section 14.15 with respect claims, losses, demands, settlements, damages, liabilities, obligations, penalties, fines, fees reasonable costs and expenses incurred with respect to the period of time that the assignor Lender was a party to this Agreement) and be released from its obligations under this Agreement (except with respect to Section 14.05) (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrowers, the assignor Lender, and the Assignee.

     (d) Immediately upon the effectiveness of such Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitments allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     (e) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business; provided in each case that such assignee or participant (or prospective assignee or participant) shall agree to maintain the confidentiality of such information pursuant to Section 14.19.

     Section 14.08. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     Section 14.09. GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

     Section 14.10. INTENTIONALLY OMITTED

     Section 14.11. INTENTIONALLY OMITTED

     Section 14.12. Consent. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Lenders or the Agents (or either of them), shall be permitted or required pursuant to any provision hereof or any provision of any other Loan Document, such Action shall be required to be in writing and may be withheld or denied by the Lenders or the Agents (or either of them) with or without any reason in its sole and absolute discretion.

     Section 14.13. Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender, Agents or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     Section 14.14. Reinstatement; Certain Payments. If any claim is ever made upon the Lenders or the Agents (or any of them) for repayment or recovery of any amount or amounts received by the Lenders or the Agents (or any of them) in payment or received on account of any of the Obligations, the Lenders or the Agents shall give prompt notice of such claim to the Borrowers, and if such Lenders or such Agents repay all or part of such amount by reason of (i) any judgment, decree or order of any court of competent jurisdiction or administrative body having jurisdiction over such Lenders, such Agents or any of their respective property, or (ii) any good faith settlement or compromise of any such claim effected by such Lenders or such Agents with any such claimant, then and in such event the Borrowers agree, jointly and severally, that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or any other Loan Document, and (B) the Borrowers shall be and remain jointly and severally liable to the Lenders or Agents hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lenders or the Agents (or any of them, as the case may be).

     Section 14.15. Indemnification. In addition to the Borrowers' other Obligations under this Agreement, the Borrowers (and each of them) agree, jointly and severally, to defend, protect, indemnify and hold harmless, the Administrative Agent, each Lender, the Collateral Agent, and each of their affiliates and each of the respective officers, directors, members, partners, employees, agents, advisors, attorneys, and representatives of each (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, and expenses (including, without limitation, reasonable fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with or relating to any investigation, litigation or proceeding or the preparation of any defense in connection therewith), in each case arising out of or in connection with or by reason of the Facility, the Loan Documents or any of the transactions contemplated thereby, or any actual or proposed use of the proceeds of the Facility (collectively, the "Indemnified Matters"), except to the extent such claim, damage, loss, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrowers, any of their directors, security holders or creditors, an Indemnified Party or any other person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrowers further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort, or otherwise) to the Borrowers or any of their security holders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 14.15 may be unenforceable because it is violative of any law or public policy, Borrowers shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

     Section 14.16. Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the Commonwealth of Massachusetts or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrowers); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrowers). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized, prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (x) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 14.16 and (y) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this Section 14.16.

     For purposes of this Section 14.16, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrowers, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the Commonwealth of Massachusetts and, to the extent controlling, laws of the United States of America.

     Section 14.17. Records. The unpaid principal of, and interest on, the Obligations, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitment, and the accrued and unpaid fees payable pursuant to Section 4.02 hereof shall at all times be ascertained from the records of the Lender and Agents, which shall be conclusive and binding absent manifest or demonstrable error.

     Section 14.18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender and Agents, and their respective successors and assigns, except that Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender and Agents, and any assignment by the Lenders shall be governed by
Section 14.07 hereof.

     Section 14.19. Confidentiality. The Lenders, Administrative Agent and Collateral Agent agree (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by Borrowers pursuant to this Agreement or the other Loan Documents which is identified in writing by the Loan Parties as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to Lender, Administrative Agent, Collateral Agent, to counsel, accountants, auditors and other advisors for such member of the Lenders, or to counsel for any other member of the Lenders, (c) to examiners, auditors, accountants, to any issuer of an Approved Letter of Credit the extent required by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation or court order, or in connection with any litigation to which any of the Agents or the Lenders are Party or (d) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes a Confidentiality Agreement. The Lender agree that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (c) hereof (unless prohibited by applicable law, statute, regulation or court order), it will make reasonable efforts to keep Borrowers informed of such request or identification; provided that Borrowers acknowledges that the Lender may make disclosure as required by any Governmental Authority or representative thereof.

     Section 14.20. Power of Attorney. Borrowers hereby irrevocably designate, make, constitute, and appoint Collateral Agent (and all Persons designated by Collateral Agent) as Borrowers' true and lawful attorney (and agent-in-fact), and Collateral Agent, or Collateral Agent's agent, may, without notice to Borrowers and in either Borrowers' or Collateral Agent's name, but at the cost and expense of Borrowers:

     (a) During the continuance of an Event of Default as Collateral Agent or said agent (including Administrative Agent), in its sole discretion, may determine, endorse Borrowers' name on any checks or any other evidence of payment or proceeds of the Collateral which come into the possession of the Lenders or Agents or under the Lenders' or Agents' control and shall deposit such item of payment into the Administrative Agent's Account and credit the amount thereof (in accordance with the provisions of this Agreement, including without limitation, Section 3.02) to the Obligations.

     (b) During the continuance of (i) a Payment Event of Default or (ii) an Event of Default created by a violation of Section 9.07 or Article X, do any of the following, at its election in its Permitted Discretion: (A) sell or assign any Collateral, and settle any legal proceedings brought to collect any Collateral (except legal proceedings involving, on the one hand, Borrowers or any of its Subsidiaries, and on the other hand, any member of the Lender Group), in each case, upon such terms, for such amounts, and at such time or times as Collateral Agent deems advisable, subject to the provisions of any Loan Document applicable thereto and to standards of commercial reasonableness, (B) upon the reasonable request of Collateral Agent, upon the premises of Borrowers and their Subsidiaries (but, without disruption to the business activities of Borrowers and their Subsidiaries), review and obtain copies of all mail related to the Collateral which is addressed to Borrowers or any of its Subsidiaries, (C) prepare, file, and sign Borrowers' name to any notice of lien, assignment, or satisfaction of lien or similar document, which in each case are sent to account debtors (as such term is defined in the UCC) of Borrowers or any of its Subsidiaries in connection with any portion of the Collateral, (D) endorse the name of Borrowers upon any chattel paper, instrument, freight bill, bill of lading or similar document relating to the Collateral (including without limitation any items of payment or proceeds relating to any Collateral) and, shall in all such instances involving an instrument or other items, deposit the same to the account of Collateral Agent on account of the Obligations, and (E) to the extent permitted by Borrowers' license agreements, use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Accounts Receivable, Inventory, Equipment, and any other Collateral.

     (c) During the continuance of an Event of Default make and adjust claims under policies of casualty, property, boiler and machinery, business interruption insurance and other similar policies of insurance with respect to the Collateral (but excluding policies of liability or worker's compensation insurance) involving amounts greater than $50,000.

     Section 14.21. Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 14.22. Lender Advertising. The Agents and the Lenders shall be entitled to advertise the closing of the transactions contemplated by this Agreement in such trade publications, business journals, newspapers of general circulation and otherwise, as the Agents and the Lenders shall deem appropriate, including, without limitation, the publication of a tombstone announcing the closing of this transaction; provided, that the Agents and the Lenders shall obtain the prior written consent of the Borrowers prior to disseminating any advertisement described in this Section 14.22 which consent shall not be reasonably withheld.

     Section 14.23. INTENTIONALLY OMITTED

     Section 14.24. Liability of Borrowers. Notwithstanding any provision herein or in any other Loan Document, the Borrowers, and each of them, are and shall be jointly and severally liable for any and all Obligations (whether any such Obligation is specified as an obligation of the Borrowers or of any of them).

     Section 14.25. Reliance on Representations and Actions of Avado . Each Borrower (other than Avado) hereby appoints Avado as such Borrower's agent to execute, deliver and perform, on behalf of such Borrower, any and all notices, certificates, documents and actions to be executed, delivered or performed hereunder or under any other Loan Documents, and such Borrower hereby agrees that the Agents and the Lenders may rely upon any representation, warranty, certificate, notice, document or telephone request which purports to be executed or made or which the Agents or the Lenders in good faith believe to have been executed or made by Avado or any of its Authorized Officers.

     IN WITNESS WHEREOF, the parties hereto have caused this Post-Petition Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         BORROWERS:

                         AVADO BRANDS, INC., a Georgia corporation
                         DON PABLO'S HOLDING CORP., a Delaware corporation CANYON CAFE OPERATING CORP., a Georgia corporation HOPS OF THE OHIO VALLEY, INC., a Florida corporation HOPS OF SOUTHWEST FLORIDA, INC., a Florida corporation HOPS GRILL & BAR, INC., a Florida corporation
                         CYPRESS COAST CONSTRUCTION CORPORATION,
                           a Florida corporation
                         HOPS MARKETING, INC., a Florida corporation
                         DON PABLO'S LIMITED, INC., an Ohio corporation
                         DON PABLO'S OPERATING CORP., an Ohio corporation CANYON CAFE TX GENERAL, INC., a Georgia corporation CANYON CAFE LIMITED, INC., a Georgia corporation
                         DON PABLO'S TX LIQUOR, INC., a Texas corporation,
                         DON PABLOS OF BALTIMORE COUNTY, INC.,
                           a Maryland corporation
                         DON PABLOS OF HOWARD COUNTY, INC.,
                           a Maryland corporation
                         DON PABLOS OF PRINCE GEORGE'S COUNTY, INC.,
                           a Maryland corporation
                         SMAS, INC., a Texas corporation


                                            By:_____________________
                                            Name:
                                            Title:


                 HOPS OF SOUTHWEST FLORIDA, LTD., a Florida limited partnership HOPS OF BRADENTON, LTD., a Florida limited partnership

                                        By:    Hops of Southwest Florida, Inc.
                                        Its:   General Partner

                                               By:_____________________
                                                  Name:
                                                  Title:

                   DON PABLO'S OF TEXAS, LP, a Texas limited partnership

                                        By:    Don Pablo's Operating Corp.
                                        Its:   General Partner

                                               By:_____________________
                                                  Name:
                                                  Title:

                   CANYON CAFE OF TEXAS, LP, a Texas limited partnership

                                        By:    Canyon Cafe TX General, Inc.,
                                        Its:   General Partner

                                              By:_____________________
                                                 Name:
                                                 Title:

                    HOPS OF THE OHIO VALLEY, LTD., a Florida limited partnership HOPS OF BOWLING GREEN, LTD., a Florida limited partnership

                                        By:  Hops of the Ohio Valley, Inc.
                                        Its:  General Partner

                                              By:_____________________
                                             Name:
                                             Title:

                    HOPS OF MISSOURI, LLC, a Florida limited liability company

                                        By:  Hops of Kansas, Ltd.
                                        Its:

                                             By:     Hops Grill & Bar, Inc.
                                             Its:    General Partner

                                                   By:_____________________
                                                      Name:
                                                      Title:

                HOPS OF STUART, LTD., a Florida limited partnership
                HOPS OF SOUTH FLORIDA, LTD., a Florida limited partnership
                HOPS OF BOYNTON BEACH, LTD., a Florida limited partnership
                HOPS OF CORAL SPRINGS, LTD., a Florida limited partnership
                HOPS OF SOUTHEAST FLORIDA, LTD., a Florida limited partnership HOPS OF THE GOLD COAST, LTD., a Florida limited partnership HOPS OF GREATER ORLANDO, LTD., a Florida limited partnership HOPS OF FLORIDA MALL, LTD., a Florida limited partnership
                HOPS OF ALTAMONTE SPRINGS, LTD., a Florida limited partnership HOPS OF GREATER ORLANDO II, LTD., a Florida limited partnership HOPS OF LAKELAND, LTD., a Florida limited partnership
                HOPS OF SOUTH CAROLINA, LTD., a Florida limited partnership HOPS OF THE CAROLINAS, LTD., a Florida limited partnership
                HOPS OF MATTHEWS, LTD., a Florida limited partnership
                HOPS OF THE CAROLINAS II, LTD., a Florida limited partnership HOPS OF ATLANTA, LTD., a Florida limited partnership
                HOPS OF OHIO, LTD., a Florida limited partnership
                HOPS OF GREATER DETROIT, LTD., a Florida limited partnership HOPS OF KANSAS, LTD., a Florida limited partnership
                HOPS OF INDIANA, LTD., a Florida limited partnership
                HOPS OF GREATER BOSTON, LTD., a Florida limited partnership HOPS OF ATLANTA II, LTD., a Florida limited partnership,
                HOPS OF CHERRY CREEK, LTD., a Florida limited partnership,
                HOPS OF COLORADO SPRINGS, LTD., a Florida limited partnership, HOPS OF IDAHO, LTD., a Florida limited partnership,
                HOPS OF LOUISIANA, LTD., a Florida limited partnership,
                HOPS OF MASSACHUSETTS, a Florida limited partnership,
                HOPS OF SOUTH CAROLINA II, LTD., a Florida limited partnership, HOPS OF THE ROCKIES II, LTD., a Florida limited partnership, HOPS OF THE ROCKIES, LTD., a Florida limited partnership,
                HNEF AREA MANAGER II, LTD., a Florida limited partnership

                                        By:  Hops Grill & Bar, Inc.
                                        Its:  General Partner


                                             By:_____________________
                                                Name:
                                                Title:

                           THE HOPS NORTHEAST FLORIDA JOINT VENTURE NO. I,
                             a Florida general partnership
                           THE HOPS NORTHEAST FLORIDA JOINT VENTURE NO. II,
                             a Florida general partnership

                                        By:  Hops of Southwest Florida, Inc.
                                        Its:  General Partner

                                        By:  Hops Grill & Bar, Inc.
                                        Its:  General Partner

                                             By:_____________________
                                                Name:
                                                Title:


                           THE HOPS NORTHEAST FLORIDA JOINT VENTURE NO. III,
                             a Florida general partnership

                                        By:  Hops Grill & Bar, Inc.
                                        Its:  General Partner

                                        By:  HNEF Area Manager II, Ltd.
                                        Its:  General Partner

                                             By:  Hops Grill & Bar, Inc.
                                             Its:  General Partner

                                                   By:_____________________
                                                      Name:
                                                      Title:

                                 ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

                                         DDJ Capital Management, LLC

                                         By:______________________
                                            Name:
                                            Title:


                                 LENDERS:


                                         B III-A Capital Partners, L.P.
                                         By: GP III-A, LLC, its General Partner
                                         By: DDJ Capital Management, LLC,
                                             Manager

                                         By:  _______________________
                                              Name:
                                              Title:
                                              Commitment:       2.702294%
                                                                $1,621,376.40


                                         B IV Capital Partners, L.P.
                                    By: GP Capital IV, LLC, its General Partner
                                    By: DDJ Capital Management, LLC,
                                        Manager

                                        By:  _______________________
                                             Name:
                                             Title: Member
                                             Commitment:  59.082949%
                                                          $35,449,769.40

            GMAM Investment Funds Trust II - Promark
            Alternative High Yield Bond Fund
            By: DDJ Capital Management, LLC, on behalf of GMAM Investment Funds Trust II - Promark
                 Alternative High Yield Bond Fund, in its capacity
                 as investment manager

                                By:  _______________________
                                     Name:
                                     Title: Member
                                     Commitment:  37.782390%
                                                  $22,669,434.00



                           The October Fund, Limited Partnership
                           By: October GP, LLC, its General Partner
                           By:  DDJ Capital Management, LLC,
                                Manager

                                By:  _______________________
                                     Name:
                                     Title:
                                     Commitment:  0.432367%
                                                  $259,420.20